                                                                   EXHIBIT 10(y)


================================================================================


                           SECURED CREDIT AGREEMENT


                           NU-WEST INDUSTRIES, INC.,
                                  AS BORROWER


                                      AND


                            NU-WEST MINERALS, INC.
                             NU-WEST MINING, INC.,
                                 AS GUARANTORS


                                      AND


                        HARRIS TRUST AND SAVINGS BANK,
                           INDIVIDUALLY AND AS AGENT


                                      AND

                         HARRIS TRUST AND SAVINGS BANK
                              FBS AG CREDIT, INC.
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                         ST. PAUL BANK FOR COOPERATIVES
                      CAISSE NATIONALE DE CREDIT AGRICOLE



                          DATED AS OF AUGUST 3, 1995


================================================================================

                               TABLE OF CONTENTS

SECTION                                DESCRIPTION                                 PAGE
SECTION 1.           THE CREDITS.................................................... 1
    Section 1.1.       The Revolving Credit......................................... 1
    Section 1.2.       The Term Credit One.......................................... 3
    Section 1.3.       The Term Credit Two.......................................... 4
    Section 1.4.       Manner of Borrowing.......................................... 4
    Section 1.5.       The Letter of Credit Facility................................ 5
    Section 1.6.       Reimbursement Obligation..................................... 6
    Section 1.7.       Participation in L/C's....................................... 6

SECTION 2.           INTEREST....................................................... 7
    Section 2.1.       Options...................................................... 7
    Section 2.2.       Domestic Rate Portion........................................ 7
    Section 2.3.       LIBOR Portions............................................... 7
    Section 2.4.       Computation.................................................. 8
    Section 2.5.       Minimum Amounts.............................................. 8
    Section 2.6.       Manner of Rate Selection..................................... 8
    Section 2.7.       Change of Law................................................ 8
    Section 2.8.       Unavailability of Deposits or Inability to Ascertain the
                       Adjusted LIBOR............................................... 9
    Section 2.9.       Taxes and Increased Costs.................................... 9
    Section 2.10.      Funding Indemnity............................................10
    Section 2.11.      Lending Branch...............................................11
    Section 2.12.      Discretion of Banks as to Manner of Funding..................11

SECTION 3.           FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND
                     NOTATIONS......................................................11
    Section 3.1.       Commitment Fee...............................................11
    Section 3.2.       Closing Fees.................................................11
    Section 3.3.       Letter of Credit Fees........................................11
    Section 3.4.       Agent's Fees.................................................11
    Section 3.5.       Voluntary Prepayments........................................12
    Section 3.6.       Mandatory Prepayments.  (a) Borrowing Base Deficiency........12
           (b)         Fixed Asset Proceeds.........................................12
           (c)         Equity Offering..............................................13
    Section 3.7.       Terminations.................................................13
    Section 3.8.       Place and Application........................................13
    Section 3.9.       Notations and Requests.......................................15
    Section 3.10.      Capital Adequacy.............................................15

Section 4.           The Collateral.................................................16

SECTION 5.           REPRESENTATIONS AND WARRANTIES.................................16
    Section 5.1.       Organization and Qualification...............................16
    Section 5.2.       Subsidiaries.................................................17
    Section 5.3.       Financial Reports............................................17
    Section 5.4.       Litigation; Tax Returns; Approvals...........................17
    Section 5.5.       Regulation U.................................................18
    Section 5.6.       No Default...................................................18
    Section 5.7.       ERISA........................................................18
    Section 5.8.       Security Interests and Debt..................................18
    Section 5.9.       Accurate Information.........................................18
    Section 5.10       Enforceability...............................................18
    Section 5.11.      No Default Under Other Agreements............................18
    Section 5.12.      Status Under Certain Laws....................................19
    Section 5.13.      Compliance with Laws.........................................19
    Section 5.14.      Tangible Net Worth on June 30, 1995..........................19

SECTION 6.           CONDITIONS PRECEDENT...........................................19
    Section 6.1.       All Advances.................................................19
    Section 6.2.       Initial Advance..............................................20

SECTION 7.           COMPANY COVENANTS..............................................23
    Section 7.1.       Maintenance..................................................23
    Section 7.2.       Taxes........................................................23
    Section 7.3.       Maintenance of Insurance.....................................23
    Section 7.4.       Financial Reports............................................23
    Section 7.5.       Inspection and Reviews.......................................25
    Section 7.6.       Funded Debt Ratio............................................25
    Section 7.7.       Fixed Charge Coverage Ratio..................................25
    Section 7.8.       Interest Coverage Ratio......................................26
    Section 7.9.       Tangible Net Worth...........................................26
    Section 7.10.      Funded Debt to Total Capitalization..........................26
    Section 7.11.      Capital Expenditures.........................................26
    Section 7.12.      Turnaround Expenses..........................................27
    Section 7.13.      Consolidation and Merger.....................................27
    Section 7.14.      Transactions with Affiliates.................................27
    Section 7.15.      Dividends and Certain Other Restricted Payments..............27
    Section 7.16.      Liens........................................................27
    Section 7.17.      Borrowings and Guaranties....................................28
    Section 7.18.      Investments, Loans and Advances..............................29
    Section 7.19.      Sale of Property.............................................29
    Section 7.20.      Notice of Suit, Adverse Change in Business or Default........30
    Section 7.21.      ERISA........................................................30
    Section 7.22.      Use of Loan Proceeds.........................................30

    Section 7.23.      Conduct of Business and Maintenance of Existence.............30
    Section 7.24.      Compliance with Laws, etc....................................31
    Section 7.25.      New Subsidiaries.............................................31
    Section 7.26.      Environmental Covenant.......................................31
    Section 7.27.      Hedging Arrangements.........................................31
    Section 7.28.      Concentration Accounts.......................................31

SECTION 8.           EVENTS OF DEFAULT AND REMEDIES.................................32
    Section 8.1.       Events of Default............................................32
    Section 8.2.       Remedies for Non-Bankruptcy Defaults.........................34
    Section 8.3.       Remedies for Bankruptcy Defaults.............................34
    Section 8.4.       L/C's........................................................34

SECTION 9.           DEFINITIONS....................................................35
    Section 9.1.       Certain Terms Defined........................................35
    Section 9.2.       Accounting Terms.............................................48

SECTION 10.          THE AGENT......................................................48
    Section 10.1.      Appointment and Authorization................................48
    Section 10.2.      Rights as a Bank.............................................49
    Section 10.3.      Standard of Care.............................................49
    Section 10.4.      Costs and Expenses...........................................50
    Section 10.5.      Indemnity....................................................50

SECTION 11.          THE GUARANTEES.................................................50
    Section 11.1.      The Guarantees...............................................50
    Section 11.2.      Guarantee Unconditional......................................51
    Section 11.3.      Discharge Only Upon Payment in Full; Reinstatement in Certain
                       Circumstances................................................52
    Section 11.4.      Subrogation..................................................52
    Section 11.5.      Waivers......................................................52
    Section 11.6.      Stay of Acceleration.........................................52

SECTION 12.          MISCELLANEOUS..................................................52
    Section 12.1.      Holidays.....................................................52
    Section 12.2.      No Waiver, Cumulative Remedies...............................53
    Section 12.3.      Waivers, Modifications and Amendments........................53
    Section 12.4.      Costs and Expenses...........................................53
    Section 12.5.      Stamp Taxes..................................................54
    Section 12.6.      Survival of Representations..................................54
    Section 12.7.      Construction.................................................54
    Section 12.8.      Accounting Principles........................................54
    Section 12.9.      Addresses for Notices........................................54

    Section 12.10.     Headings.....................................................55
    Section 12.11.     Severability of Provisions...................................55
    Section 12.12.     Counterparts.................................................55
    Section 12.13.     Binding Nature, Governing Law, Etc...........................55
    Section 12.14.     Assignment Agreements........................................55
    Section 12.15.     Participations...............................................56
    Section 12.16.     Certain Junior Subordinated Debt.............................56

Signature Page......................................................................58

Exhibit A            Revolving Credit Note

Exhibit B            Term Credit One Note

Exhibit C            Term Credit Two Note

Exhibit D            Borrowing Base Certificate

Exhibit E            Compliance Certificate

Schedule 5.2.        Subsidiaries

Schedule 5.13        Compliance with Laws

Schedule 7.17        Existing Capital Leases

                           NU-WEST INDUSTRIES, INC.

                               CREDIT AGREEMENT

To:

Harris Trust and Savings Bank

Chicago, Illinois

FBS Ag Credit, Inc.

Denver, Colorado

First Union National Bank of North Carolina

Charlotte, North Carolina

St. Paul Bank for Cooperatives

St. Paul, Minnesota

Caisse Nationale de Credit Agricole

Chicago, Illinois

Gentlemen:

       The undersigned, Nu-West Industries, Inc., a Delaware corporation (the "Company"), applies to the Banks (as hereinafter defined) for their several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit"), a letter of credit facility (the "Letter of Credit Facility") and, a term credit ("Term Credit One") and to the Banks for a term credit ("Term Credit Two" and, together with Term Credit One, collectively, the "Term Credits") available to the Company, all as more fully hereinafter set forth.

 .C.SECTION 1.    THE CREDITS;.

       .c2.Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Company which may be utilized by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). The aggregate principal amount of all Revolving Credit Loans at any time outstanding shall not exceed the lesser of (i) the sum of the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement (as hereinafter defined) and (ii) the Borrowing Base as then determined and computed. The Revolving Credit shall be available to the Company, and may be availed of by the Company from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including June 30, 2000 (the "Termination Date"). Each Revolving Credit Loan obtained pursuant to Section 1.6 and 1.7 hereof, shall be in a minimum principal amount of $250,000 or any greater amount which is a whole multiple of $100,000.

       (b) The Revolving Credit shall consist of a base revolving credit (the "Base Credit") in an aggregate principal amount at any one time outstanding of up to $10,000,000, which shall be available at all times during the term of this Agreement and an excess revolving credit (the "Excess Credit") in an aggregate principal amount at any one time outstanding of up to $5,000,000, which shall be available only during the period from July 1 through the last day of the following February of each year during the term hereof.

       The respective maximum aggregate principal amounts of the Base Credit at any one time outstanding and the percentage of the Base Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company and each Bank's percentage thereof (its "Commitment Percentage") are as follows (collectively, the "Base Revolving Credit Commitments" and individually, a "Base Revolving Credit Commitment"):

Harris Trust and Savings Bank             $3,333,333.34             33.33333340%

FBS Ag Credit, Inc.                       $2,000,000.00                 20%

First Union National Bank of North        $2,000,000.00                 20%
Carolina

St. Paul Bank for Cooperatives            $1,333,333.33             13.33333330%

Caisse Nationale de Credit Agricole       $1,333,333.33             13.33333330%

Total                                       $10,000,000                100%

The respective maximum aggregate principal amounts of the Excess Credit at any one time outstanding and the percentage of the Excess Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Excess Revolving Credit Commitments" and individually, an "Excess Revolving Credit Commitment"):

Harris Trust and Savings Bank             $1,666,666.66             33.33333320%

FBS Ag Credit, Inc.                       $1,000,000.00                  20%

First Union National Bank of              $1,000,000.00
North Carolina                                                           20%

St. Paul Bank for Cooperatives            $666,666.67               13.33333340%

Caisse Nationale de Credit Agricole       $666,666.67               13.33333340%


Total                                        $5,000,000                 100%

Each Bank's Base Revolving Credit Commitment and Excess Revolving Credit Commitment during any period are hereinafter referred to collectively as the "Revolving Credit Commitment" for such Bank during such period and the Base Revolving Credit Commitments and Excess Revolving Credit Commitments for all Banks during any period are hereinafter collectively referred to as the "Revolving Credit Commitments" during such period.

       (c) Revolving Credit Loans made by each Bank hereunder shall be evidenced by a single Revolving Credit Note of the Company substantially in the form (with appropriate insertions) of Exhibit A hereto (individually, a "Revolving Note" and together, the "Revolving Notes") payable to the order of such Bank in the principal amount of such Bank's Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans made by such Bank to the Company pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Revolving Credit Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Section 2 hereof.

       .c2.Section 1.2. The Term Credit One;. Subject to all of the terms and conditions hereof, each Bank agrees to make a loan to the Company under the Term Credit One in the amount set forth below opposite its name (collectively, the "Term Credit One Commitments" and individually a "Term Credit One Commitment"):

Harris Trust and Savings Bank             $8,333,333.34            33.333333336%

FBS Ag Credit, Inc.                       $5,000,000.00                 20%

First Union National Bank of              $5,000,000.00                 20%
North Carolina

St. Paul Bank for Cooperatives            $3,333,333.33             13.33333332%

Caisse Nationale de Credit Agricole       $3,333,333.33             13.33333332%

Total                                     $25,000,000                   100%

The loans from all Banks under the Term Credit One (the "Term Credit One Loans") shall be made concurrently and such loans shall be made, if at all, on or before July 31, 1995, at which time the commitments of the Banks to make the Term Credit One Loans shall expire. The Term Credit One Loan made by each Bank shall be evidenced by a Term Credit One Note of the Company (individually a "Term Credit One Note" and collectively the "Term Credit One Notes") payable to the order of such Bank in the amount of its Term Credit One Commitment, each Term Credit One Note to be in the form (with appropriate insertions) attached hereto as Exhibit B hereto. Each Term Credit One Note shall be expressed to bear interest as provided in Section 2 hereof and to mature in twenty (20) consecutive quarterly installments of principal, commencing on September 30, 1995 and continuing on the last day of each December, March, June and September occurring thereafter to and including June 30, 2000, the final maturity date thereof, with each installment on all Term Credit One Notes to aggregate $1,250,000 and with the amount of each installment due on the Term Credit One Note held by each Bank to be a pro rata part (based on the relationship which its Term Credit One Commitment bears to the total Term Credit One Commitments) of each such aggregate amount.

       .c2.Section 1.3. The Term Credit Two;. Subject to all of the terms and conditions hereof, each Bank agrees to make a loan to the Company under the Term Credit Two in the amount set forth below opposite (collectively, the "Term Credit Two Commitments" and individually a "Term Credit Two Commitment"):

Harris Trust and Savings Bank             $10,000,000.00            33.33333333%

FBS Ag Credit, Inc.                       $6,000,000.00                  20%

First Union National Bank of              $6,000,000.00                  20%
North Carolina

St. Paul Bank for Cooperatives            $4,000,000.00             13.33333333%

Caisse Nationale de Credit Agricole       $4,000,000.00             13.33333333%



Total                                          $30,000,000              100%

The loans from all Banks under the Term Credit Two (the "Term Credit Two Loans") shall be made concurrently and such loans shall be made, if at all, on or before July 31, 1995, at which time the commitments of the Banks to make the Term Credit Two Loans shall expire. The Term Credit Two Loan made by each Bank shall be evidenced by a Term Credit Two Note of the Company (individually a "Term Credit Two Note" and collectively the "Term Credit Two Notes") payable to the order of such Bank in the amount of its Term Credit Two Commitment, each Term Credit Two Note to be in the form (with appropriate insertions) attached hereto as Exhibit C hereto. Each Term Credit Two Note shall be expressed to bear interest as provided in Section 2 hereof and to mature in twenty-four (24) consecutive quarterly installments of principal, commencing on September 30, 1995 and continuing on the last day of each December, March, June and September occurring thereafter to and including June 30, 2001, the final maturity date thereof, in the following aggregate principal amounts; $250,000 on September 30, 1995, December 31, 1995, March 31, 1996, June 30, 1996, September 30, 1996,
December 31, 1996, March 31, 1997, and June 30, 1997; $1,000,000 on September
30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998; $1,250,000 on
September 30, 1998, December 31, 1998, March 31, 1999 and, June 30, 1999;
$1,500,000 on September 30, 1999, December 31, 1999, March 31, 2000 and June 30,
2000; and $3,250,000 on September 30, 2000, December 31, 2000, March 31, 2001
and June 30, 2001. The amount of each installment due on the Term Credit Two Note held by each Bank shall be a pro rata part (based on the relationship which its Term Credit Two Commitment bears to the total Term Credit Two Commitments) of each such aggregate amount.

       .c2.Section 1.4. Manner of Borrowing;. The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) one (1) Business Day prior to the date the Company requests that any Loan be made to it under any of the Commitments, and the Agent shall promptly notify each Bank that has a Commitment of that type of the Agent's receipt of each such notice. Each such notice shall specify the date of the Loan requested (which must be a Business Day) and the amount and type of such Loan. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Company has otherwise timely elected as provided in Section 2 hereof. The Company agrees that the Agent may rely upon any written or telephonic notice given by any person purporting to be a person authorized to act on behalf of the Company hereunder, without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the relevant Banks have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Loan to be made by a Bank hereunder, such Bank shall make the proceeds of its pro rata share of such Loan available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Bank of its pro rata share of such Loan. Unless the Agent shall have been notified by a Bank prior to the date a Loan is to be made by it hereunder that such Bank does not intend to make its pro rata share of such Loan available to the Agent, the Agent may assume that such Bank has made such share available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Company, the Agent shall be entitled to receive such amount from such Bank forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Bank by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, together with any amount payable under Section 2.10 hereof with respect to such payment. Nothing in this Section 1.4 shall be deemed to permit any Bank to breach its obligations to make Loans hereunder or to limit the Company's claims against any Bank for such breach.

       .c2.Section 1.5. The Letter of Credit Facility;. (a) Subject to all the terms and conditions hereof, Harris shall issue letters of credit (each an "L/C" and collectively, the "L/C's") for the account of the Company in an aggregate original stated amount of up to $5,000,000 (the "L/C Commitment") at any time prior to December 31, 1998 (the "L/C Facility Expiration Date"), and the Banks hereby agree to participate therein as more fully described in Section 1.7 hereof. Each L/C shall be issued pursuant to an Application for letter of credit in Harris' customary form (an "Application"), shall conform to the general requirements of Harris for the issuance of letters of credit as to form and substance, shall be in U.S. Dollars and shall be a letter of credit which Harris may lawfully issue. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the L/C Facility Expiration Date).

       (b) This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Anything contained in the Applications to the contrary notwithstanding, (i) the Company shall pay fees in connection with each L/C as set forth in Section 3.3 hereof, (ii) prior to the occurrence of an Event of Default, unless required by Section 8.4 hereof, Harris will not call for any collateral security for the obligations of the Company under the Applications and (iii) prior to the occurrence of an Event of Default or the L/C Facility Expiration Date, unless required by Section 8.4 hereof, Harris will not call for the funding by the Company of an L/C issued for its account prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date).

       .c2.Section 1.6. Reimbursement Obligation;. The Company is obligated, and hereby unconditionally agrees, to pay in immediately available funds to the Agent for the account of Harris the face amount of each draft drawn and presented under an L/C issued by Harris hereunder (the obligation of the Company under this Section 1.6 with respect to any L/C is a "Reimbursement Obligation"). If at any time the Company fails to pay any Reimbursement

Obligation when due, the Company shall be deemed to have automatically requested a Revolving Credit Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if all conditions precedent to making a Revolving Credit Loan have been satisfied and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris upon demand and shall bear interest at the default rate of interest specified in Section 2.2 hereof.

       .c2.Section 1.7. Participation in L/C's;. Each of the Banks will acquire a risk participation in each L/C upon the issuance thereof. In the event any Reimbursement Obligation is not immediately paid by the Company pursuant to
Section 1.6 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's ratable share of the unpaid amount of such Reimbursement Obligation (based upon its Commitment Percentage). At the election of the Banks, such funding by the Banks of the unpaid Reimbursement Obligations shall be treated as additional Revolving Credit Loans to the Company hereunder rather than a purchase of participations by the Banks in the related L/C's held by Harris. The obligation of the Banks to Harris under this Section 1.7 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. The Agent shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon (Chicago time) each Bank agrees to pay the Agent in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by the Agent in such notice to the Banks. Upon the election by the Banks to treat such funding as an additional Revolving Credit Loan hereunder and payment by each Bank such Revolving Credit Loans shall bear interest in accordance with Section 2.2 hereof. Harris shall share with each Bank on a pro rata basis relative to each Bank's Commitment Percentage a portion of any L/C fee payable by the Company pursuant to Section 3.3 hereof. Any such fee shall be promptly remitted to the Banks when and as received by Harris from the Company.

 .C.SECTION 2.    INTEREST.

       .c2.Section 2.1. Options;. Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by a particular class of Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate (the "Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by a particular class of Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by a particular class of Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. The Company promises to pay interest on each Portion at the rates and times specified in this Section 2.

       .c2.Section 2.2. Domestic Rate Portion;. Each Domestic Rate Portion shall bear interest (which the Company promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Domestic Rate Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company promises to pay at the times hereinafter provided), whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Portions shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1995) and at maturity of the applicable Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

       .c2.Section 2.3. LIBOR Portions;. Each LIBOR Portion shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the Applicable LIBOR Margin to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Company promises to pay at the times hereinafter provided) whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate otherwise applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the applicable Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, if an Interest Period is longer than three months, then on the date occurring every three months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Bank of each notice received from the Company pursuant to the foregoing provisions. Anything contained herein to the contrary notwithstanding, the obligation of the Banks to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Potential Default or Event of Default shall have occurred and be continuing.

       .c2.Section 2.4. Computation;. All interest on the Domestic Rate Portions and all fees, charges and other amounts due hereunder shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, and interest on all LIBOR Portions shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

       .c2.Section 2.5. Minimum Amounts;. Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000.

       .c2.Section 2.6. Manner of Rate Selection;. The Company shall notify the Agent by 11:00 a.m. (Chicago time) at least three Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of a Domestic Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Agent shall promptly advise each Bank of each such notice. If any request is made to convert a LIBOR Portion into a Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person purporting to be a person authorized to act on behalf of the Company hereunder, without the necessity of independent investigation, the Company hereby indemnifying the Agent and the Banks from any liability or loss ensuing from so acting.

       .c2.Section 2.7. Change of Law;. Notwithstanding any other provisions of this Agreement or any Note, if at any time a Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Bank to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify the Company and the other Banks) and the obligation of such Bank to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Bank to create, continue or maintain such LIBOR Portions. The Company, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of such LIBOR Portions, together with all interest accrued thereon and all other amounts payable to the affected Bank with respect thereto under this Agreement, provided, however, that the Company may instead elect to convert the principal amount of the affected Portion into the applicable Domestic Rate Portion, subject to the terms and conditions of this Agreement. If a Bank affected by a change in law or regulation can avoid the effect of such change by changing its lending or funding branch it shall do so, provided that the same can be accomplished without disadvantage to it.

       .c2.Section 2.8. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR;. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Banks shall determine that United States dollar deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Banks in the offshore interbank market or, by reason of circumstances affecting the offshore interbank market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Banks shall promptly give notice thereof to the Agent (which shall promptly notify the Company and each other Banks) and the obligations of the Banks to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the offshore interbank market or adequate and reasonable means exist for ascertaining Adjusted LIBOR, as the case may be.

       .c2.Section 2.9. Taxes and Increased Costs;. With respect to any LIBOR Portion, if any Bank shall determine in good faith that any change after the date hereof in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law) shall:

              (a) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Bank which is not in any instance already accounted for in computing the Adjusted LIBOR;

              (b) subject such Bank, any LIBOR Portion or a Note to the extent it evidences such Portions, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

              (c) change the basis of taxation of payments of principal or interest due from the Company to such Bank hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Bank); or

              (d) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion;

and such Bank shall determine that the result of any of the foregoing is to increase the cost

(whether by incurring a cost or adding to a cost) to such Bank of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Agent for the account of such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Bank makes such a claim for compensation, it shall provide to the Company (with a copy to the Agent) a written explanation of the circumstances giving rise to such claim and a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed prima facie correct. If a Bank can avoid the effect of any such change by changing its lending or funding branch, it shall do so provided that the same can be accomplished without disadvantage to it.

       .c2.Section 2.10. Funding Indemnity;. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Bank to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such
Bank), as a result of:

              (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of the Agreement; or

             (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of such Bank, the Company shall pay to the Agent for the account of such Bank such amount as will reimburse such Bank for such loss, cost or expense. If a Bank requests such a reimbursement it shall provide the Company (with a copy to the Agent) with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed prima facie correct.

       .c2.Section 2.11. Lending Branch;. Each Bank may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 12.14 hereof or at such other of its branches or offices as such Bank may from time to time elect.

       .c2.Section 2.12. Discretion of Banks as to Manner of Funding;. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Sections 2.8, 2.9 and 2.10 hereof) shall be made as if each such Bank had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the offshore interbank market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

 .C.SECTION 3.    FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS;.

       .c2.Section 3.1. Commitment Fee;. For the period from and including the date hereof to and including the Termination Date, the Company shall pay to the Agent for the ratable account of the Banks a commitment fee at the rate of 1/2 of 1% per annum on the average daily unused amount of the Revolving Credit Commitments hereunder, such fee to be payable on September 30, 1995 and on the last day of each September, December, March and June thereafter to and including, and on, the Termination Date.

       .c2.Section 3.2. Closing Fees;. On the date hereof, the Company shall pay to the Agent for the ratable account of the Banks, a closing fee in an amount equal to 1/2 of 1% of their Revolving Credit Commitments and Term Credit One Commitments and 7/8 of 1% of their Term Credit Two Commitments.

       .c2.Section 3.3. Letter of Credit Fees;. On the date of issuance or extension, or increase in the amount, of any L/C pursuant to Section 1.5 hereof, the Company shall pay to Harris for its own use and benefit an issuance fee equal to 1/8 of 1% (0.125%) of the face amount of (or of the increase in the face amount of) such L/C. Quarterly in arrears, on the last day of each calendar quarter (commencing on the first of such dates after the date hereof), the Company shall pay to the Agent, for the ratable benefit of the Banks in accordance with the Commitment Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Portions under the Revolving Credit in effect during each day of such quarter applied to the daily average face amount of L/C's outstanding during such quarter. In addition, the Company shall pay to Harris for its own use and benefit Harris's standard drawing, negotiation, amendment and other administrative fees for each L/C. Such standard fees referred to in the immediately preceding sentence may be established by Harris from time to time.

       .c2.Section 3.4. Agent's Fees;. The Company shall pay to and for the sole account of the Agent such fees as may be agreed upon in writing from time to time by the Agent and the Company. Such fees shall be in addition to any fees and charges the Agent may be entitled to receive under Section 10 hereunder or under the other Loan Documents.

       .c2.Section 3.5. Voluntary Prepayments.; (a) The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $250,000) the Domestic Rate Portion of any Note at any time upon notice from the Company to the Agent prior to 10:00 a.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment.

       (b) The Company may prepay any LIBOR Portion of any Note in whole or in part (but if in part, then in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000) upon three (3) Business Days' prior notice from the Company to the Agent (which notice shall be irrevocable once given, must be received by the Agent no later than 10:00 a.m. (Chicago time) on the third Business Day preceding the date of such prepayment, and shall specify the principal amount to be repaid). Any such prepayment shall be effected by payment of (i) the principal amount to be prepaid, (ii) accrued interest thereon to the date of prepayment, and (iii) any amounts due to the Banks pursuant to Section 2.10 hereof.

       .c2.Section 3.6. Mandatory Prepayments. (a) Borrowing Base Deficiency.; The Company covenants and agrees that if at any time the unpaid principal balance of the Revolving Notes shall at any time and for any reason exceed the lesser of the Revolving Credit Commitments or the Borrowing Base as then determined and computed, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Banks as and for a mandatory prepayment on the Revolving Notes.

       .c2.(b) Fixed Asset Proceeds.; Any and all proceeds derived from the sale or disposition (whether voluntary or involuntary), or on account of damage or destruction, of the real estate, furniture, fixtures, equipment or other fixed assets of the Company shall be paid over to the

Agent as and for a mandatory prepayment on the Term Notes; provided, however, that if at the time of receipt no amount is outstanding under the Term Notes or the amount received is in excess of the amount necessary to prepay the Term Notes in full, then such payment or excess (as appropriate) shall be applied to the Revolving Notes (or held by the Agent as collateral security for the Company's obligations under the Applications if the Revolving Credit Loans have been prepaid in full but L/C's are outstanding) and the Revolving Credit Commitments shall be ratably reduced by a like amount; provided, however, that
(i) the foregoing provisions shall be inapplicable to proceeds received by the Agent under the Security Documents if and so long as, pursuant to the terms of the Security Documents, the same are to be held by the Agent and disbursed for the restoration, repair or replacement of the property in respect of which such proceeds were received, (ii) no prepayment shall be required with respect to the first $250,000 of net proceeds (i.e., gross proceeds net of out-of-pocket expenses incurred in effecting the sale or other disposition) received during each fiscal year of the Company on a cumulative basis from the sale or other disposition of equipment, furniture and fixtures of the Company which are worn out, obsolete or, in the good faith judgment of the Company, no longer desirable to the efficient conduct of its business as then conducted, (iii) no prepayment shall be required with respect to proceeds received from the sale, damage or destruction of any of the equipment or other assets subject to Liens permitted by Section 7.16(d) hereof if and to the extent such proceeds are applied to reduce the indebtedness secured by such Liens, and (iv) so long as no Potential Default or Event of Default has occurred or is continuing the Company may retain the proceeds derived from the sale, damage or destruction of fixtures, furniture and equipment if and to the extent that it establishes to the reasonable satisfaction of the Agent that the equipment sold, damaged, or destroyed has been replaced (or repaired in the case of damaged property) with fixtures, furniture or equipment of at least equal actual out-of-pocket replacement cost to that replaced (before any such damage or destruction) which is subject to a first lien in favor of the Agent for the benefit of the Banks. Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the sale or other disposition of Collateral contained herein and in the Security Documents.

       .c2.(c) Equity Offering;   Within five (5) days of receipt by the Company
of proceeds from any Equity Offering, the Term Notes shall be prepaid in an amount equal to the lesser of (i) 100% of the gross proceeds of such issuance (net of underwriting discounts and commissions and other costs directly incurred and payable as a result thereof) or (ii) the aggregate amount of the Term Notes then outstanding. Upon such prepayment, the Term Credit Commitments shall be ratably reduced by a like amount.

       (d) Excess Cash Flow. On the last day of March, June, September and December of each year (commencing September 30, 1996) (each such date a "payment date"), the Company shall pay over to the Agent as and for a mandatory prepayment on the Term Notes an amount equal to 25% of 75% of Excess Cash Flow for the fiscal year of the Company most recently completed; provided, however, that upon the Company's prepayment of $20,000,000 of the principal amount outstanding under the Term Notes pursuant to this Section 3.6(d), such percentage shall be reduced from 75% to 50%.

       .c2.Section 3.7. Terminations;. The Company shall have the privilege at any time and from time to time upon three Business Days' prior notice to the Agent (which shall promptly notify the Banks) received on or before 10:00 a.m. (Chicago time) to ratably terminate the Revolving Credit Commitments in whole or in part (but if in part then in a minimum amount of $1,000,000 or an integral multiple thereof). The Company shall, on the date the Revolving Credit Commitments are terminated in whole or in part, prepay the Revolving Notes by the amount, if any, necessary to reduce their aggregate outstanding principal balance to the amount to which the Revolving Credit Commitments have been reduced. No termination of the Revolving Credit Commitments pursuant to this
Section 3.7 may be reinstated.

       .c2.Section 3.8. Place and Application;. All payments of principal, interest, fees and amounts due with respect to L/C's shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 12:00 noon (Chicago time) shall be deemed received as of the opening of business on the next Business Day. Except as otherwise provided in this Agreement, all payments shall be received by the Agent for the ratable account of the Banks, and shall be promptly distributed by the Agent ratably to the Banks except that payments which pursuant to the terms hereof are for the use and benefit of the Agent shall be retained by it for its own account and payments received to reimburse a Bank for a cost peculiar to that Bank shall be remitted to it. Payments under Sections 2.9, 2.10 and 3.10 hereof may be made by the Company directly to the Banks or to the Agent, which shall promptly remit same to the Banks entitled thereto. Unless the Company otherwise directs, payments applicable to the principal of the Notes shall be deemed first applied to the applicable Domestic Rate Portion until payment in full thereof, with any balance applied to the applicable LIBOR Portions in the order in which their Interest Periods expire. All prepayments (whether voluntary or required) applicable to the Term Credits shall be applied to the several installment maturities due on the Term Notes in the inverse order of their respective maturities. All payments (whether voluntary or required) shall be accompanied by any amount due the Banks under Section 2.10 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.10 shall preclude a later demand by the Banks for any amount due them under Section 2.10 in respect of such payment.

       Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes and all proceeds of the Collateral received, in each instance, by the Agent or any of the Banks after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

              (a) first, to the payment of any outstanding costs and expenses incurred by the Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Company has agreed to pay under Section
       12.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofor made to the Agent);

              (b) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

              (c) third, to the payment of the principal of the Notes and the Reimbursement Obligations and to the Hedging Liability ratably as among the Notes, the Reimbursement Obligations and the Hedging Liability;

              (d) fourth, to the Agent, to be held as collateral security for any undrawn L/C's until the Agent is holding an amount of cash equal to the then outstanding amount of L/C's

              (e) fifth, to the Banks ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Company owing to each of them and secured by the Security Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

              (f) sixth, to the Company or whoever may be lawfully entitled thereto.

       .c2.Section 3.9. Notations and Requests;. All Loans made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the Domestic Rate Portion or a LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by each Bank on its books or, at its option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by such Bank shall be prima facie evidence in any court or other proceeding brought to enforce such Notes of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note, the Bank holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or a LIBOR Portion and the rates of interest and Interest Periods applicable thereto.

       .c2.Section 3.10. Capital Adequacy;. If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to (the Agent for the account of) such Bank such additional amount or amounts as will compensate such Bank for such reduction.

 .c.Section 4.    The Collateral;.

       The Notes and the other obligations of the Company hereunder and under the other Loan Documents and the Hedging Liability, shall be secured by valid and perfected first Liens on the inventory, accounts receivable, general intangibles (including patents, trademarks, licenses, copyrights and applications therefor), key-man life insurance policies maintained on Mr. Craig Harlen, the Master Finance Lease (as amended from time to time, the "Lease") dated as of November 2, 1993 between Caterpillar Financial Services Corporation, as lessor ("Caterpillar") and the Company, as lessee, the Mining Equipment Sublease Agreement dated as of November 1, 1993 (the "Sublease") between the Company, as lessor, and Rhone-Poulenc Basic Chemicals Co., a division of Rhone-Poulenc, Inc. ("Rhone"), as lessee, and the Ore Purchase Agreement (as amended from time to time, the "Rhone-Poulenc Agreement") dated as of June 15, 1993, between the Company and Rhone, that certain Senior Secured Promissory Note dated November 2, 1993 (such promissory note and any and all notes issued in renewal or extension thereof or substitution or replacement therefor, being hereinafter referred to collectively as the "Pledged Note") of NuTec Mineral & Chemical Company, a Colorado limited partnership ("NuTec") payable to the order of the Company, and any sums due or to become due in respect of the Pledged Note, all rights in and to any and all loan agreements, mortgages, deeds of trust, assignments of leases and/or rents, security agreements, financing statements, guaranties, title and hazard insurance policies and any other instruments and documents of any kind or character now or at any time hereafter securing or relating to the Pledged Note, fixtures, furniture, equipment, mineral rights, mining rights and real property of the Company and its Subsidiaries, Nu-West Minerals, Inc.'s partnership interest in NuTec, and on all capital stock owned by the Company and its Subsidiaries in each instance whether now owned or existing or hereafter acquired or arising (collectively the "Collateral") and the Company agrees that it will from time to time at the request of the Agent or the Required Banks execute and deliver such documents and do such acts and things, and will cause the Subsidiaries to do such acts and things, as the Agent or the Required Banks may reasonably request in order to provide for or perfect such Liens.

 .c.Section 5.    Representations and Warranties;.

       The Company represents and warrants to the Agent and the Banks as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, and each Guarantor represents and warrants as to itself, as follows:

       .c2.Section 5.1. Organization and Qualification;. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect, has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue the Notes in evidence thereof, to encumber its assets as collateral security for such borrowings and to perform each and all of the matters and things herein and therein provided for; and this Agreement does not, nor does the performance or observance by the Company of any of the matters or things provided for herein or in the other Loan Documents, contravene (a) any provision of law or any charter or by-law provision or (b) any covenant, indenture or agreement of or affecting the Company or its Properties, except as to (b) any contravention that would not reasonably be expected to have a Material Adverse Effect.

       .c2.Section 5.2. Subsidiaries;. Each Subsidiary is duly organized and existing under the laws of the jurisdiction of its incorporation, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified in all jurisdictions wherein the nature of its business requires such licensing or qualification and the failure to be so licensed or qualified would have a Material Adverse Effect. The only Subsidiaries of the Company are listed on Schedule 5.2 hereto. Each Guarantor has full right, power and authority to execute and deliver the Loan Documents executed by it and to perform each and all of the matters and things therein provided for; and the Loan Documents executed by it do not, nor does the performance or observance by any Guarantor of any of the matters or things therein provided for, contravene
(a) any provision of law or any provision of any charter, articles of incorporation or bylaws of any Guarantor or (b) any covenant, indenture or agreement of or effecting the Company or any

Guarantor or any of the Company's or such Guarantor's Property, except as to (b) any contravention that would not reasonably be expected to have a Material Adverse Effect.

       .c2.Section 5.3. Financial Reports;. The Company has heretofore delivered to the Banks a copy of the audited financial statements as of June 30, 1994 of the Company and its Subsidiaries and unaudited financial statements (including a balance sheet, statement of income and retained earnings, statement of cash flows, footnotes and comparison to the comparable prior year period) of the Company as of, and for the interim period ending March 31, 1995. Such audited financial statements have been prepared in accordance with generally accepted accounting principles on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Company and its Subsidiaries as of the dates thereof, and the results of their operations for the periods covered thereby. The Company and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of March 31, 1995 there has been no material adverse change in the condition, financial or otherwise, of the Company or any Subsidiary that has not been disclosed in writing to the Banks.

       .c2.`Section 5.4. Litigation; Tax Returns; Approvals';. There is no litigation or governmental proceeding pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is likely to result in any material adverse change in the Properties or the business and operations of the Company and its Subsidiaries taken as a whole. All income tax returns for the Company required to be filed have been filed on a timely basis, all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the best of the Company's knowledge, threatened objections to or controversies in respect of the income tax returns of the Company for any fiscal year. No authorization, consent, license, exemption or filing (other than the filing of financing statements and the other Security Documents) or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company of the Loan Documents.

       .c2.Section 5.5. Regulation U;. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan made or any L/C issued hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

       .c2.Section 5.6. No Default;. As of the date of this Agreement, the Company is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

       .c2.Section 5.7. ERISA;. The Company and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency.

       .c2.Section 5.8. Security Interests and Debt;. There are no Liens on any of the Property of the Company or any Subsidiary except such as are permitted by Section 7.16 of this Agreement, and the Company and its Subsidiaries have no Debt except such as is permitted by Section 7.17 of this Agreement.

       .c2.Section 5.9. Accurate Information;. No information, exhibit or report furnished by the Company to the Banks in connection with the negotiation of the Loan Documents contain any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made. The financial projections furnished by the Company to the Banks contain to the Company's knowledge and belief, reasonable projections as of the date hereof of future results of operations and financial position of the Company and its Subsidiaries.

       .c2.Section 5.10 Enforceability;. This Agreement and the other Loan Documents are legal, valid and binding agreements of the Company and the Guarantors, as the case may be, enforceable against them in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) general equitable principles.

       .c2.Section 5.11. No Default Under Other Agreements;. Neither the Company nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default might materially and adversely affect the Collateral, the repayment of the indebtedness, obligations and liabilities under the Loan Documents, any Bank's or the Agent's rights under the Loan Documents or the Property, business, operations or condition (financial or otherwise) of the Company or any Subsidiary.

       .c2.Section 5.12. Status Under Certain Laws;. Neither the Company nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       .c2.Section 5.13. Compliance with Laws;. The Company and its Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Environmental Laws), except as disclosed on Schedule 5.13 and except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local Environmental Laws or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, except as disclosed on Schedule 5.13 and except for such non-compliance or remedial action which would not reasonably be expected to have a Material Adverse Effect.

       .c2.Section 5.14. Tangible Net Worth on June 30, 1995;. The Company's Tangible Net Worth on June 30, 1995 was not less than $7,000,000.

 .c.Section 6.    Conditions Precedent;.

       .c2.Section 6.1. All Advances;. The obligation of the Banks to make any Loan or of the Agent to issue any L/C hereunder shall be subject to the conditions precedent that as of the time of the making of each Loan or the issuance of each L/C:

              (a) each of the representations and warranties set forth herein or in the Security Documents shall be and remain true and correct as of said time except that the representations and warranties made in Section 5.3 hereof shall be deemed to refer to the most recent financial statements delivered to the Banks pursuant to Section 7.4 hereof;

              (b) no materially adverse change in the financial condition of the Company shall have occurred; and

              (c) the Company shall be in compliance in all material respects with all of the terms and conditions hereof and of the Security Documents and no Potential Default or Event of Default shall have occurred and be continuing.

       Any request made by the Company to the Agent for a Loan or L/C hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

       .c2.Section 6.2. Initial Advance;. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

              (a) the Agent shall have received the following for the account of the Banks (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Banks:

                  (i)    the Notes,

                 (ii) copies (executed or certified as may be appropriate) for each Bank of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement, the Notes and the Security Documents to the extent the Agent or its counsel may reasonably request;

                (iii) the Security Documents and any financing statements requested by the Agent in connection therewith;

                 (iv) a mortgagee's policy or policies of title insurance (or a binding commitment or commitments therefor) in the amount of $75,000,000, with a waiver of coinsurance insuring the Liens of those Security Documents creating Liens on real property to be valid first Liens subject to no defects or objections which are unacceptable to the Agent, together with such direct access reinsurance agreements and endorsements (including without limitation a revolving credit endorsement and doing business, usury and zoning endorsements) as the Agent may require;

                  (v) current ALTA surveys of, and current Phase I environmental inspection reports and current appraisals by firms acceptable to the Agent for so much of the Collateral as consists of real property;

                 (vi) evidence of the maintenance of insurance by the Company as required hereby and by the Security Documents;

                 (vii)   the Intercreditor Agreement;

                (viii) copies, certified as true and complete by the Secretary or Assistant Secretary of the Company, of all instruments and documents evidencing or setting forth terms and conditions applicable to the Kennecott Debt;

                  (ix) certificates evidencing all of the issued and outstanding capital stock of the Subsidiaries, any warrants for the issuance of capital stock of the Subsidiaries and duly executed stock powers therefor;

                   (x) blocked account letters from any bank into which the proceeds of Collateral will be deposited;

                  (xi) an access agreement acceptable in form and substance to the Banks from Rhone and every landlord of leased premises on which Inventory is maintained;

                 (xii)   the Pledged Note endorsed in blank;

                (xiii) a pay-off letter from the Existing Lenders and the holders of all of the Subordinated Indebtedness;

                 (xiv) copies, certified as true and complete by the Secretary or Assistant Secretary of the Company, of the Lease, the Sublease, the Rhone-Poulenc Agreement and the NuTec partnership agreement, together with all amendments and supplements to any of the foregoing; and

                  (xv)   copies of the SEC Reports;

              (b) The Agent shall have received such current appraisals, reports and certifications as it may require in order to satisfy itself as to the value of the Collateral, the financial condition of the Company and the lack of material environmental or other contingent liabilities of the Company.

              (c) The Agent shall have received for its own account such fees as the Company has agreed to pay to the Agent and the Agent shall have received for the account of the Banks the closing fee payable pursuant to
       Section 3.2 hereof.

              (d) All legal matters incident to the transactions contemplated hereby shall be acceptable to the Agent and its counsel and the Agent shall have received for the account of the Banks the favorable written opinion of Messrs. Davis, Graham and Stubbs, or other acceptable counsel to the Company and its Subsidiaries in form and substance reasonably satisfactory to the Agent and its counsel with respect to:

                  (i) the existence of the Company and its Subsidiaries, the Company's qualification to do business in Colorado and Idaho, Mining's qualification to do business in Idaho and Mineral's qualification to do business in Colorado and [Idaho];

                 (ii) the corporate power and authority of the Company and the Subsidiaries to enter into this Agreement, the Notes and the other Loan Documents and to perform and observe all of the matters and things herein and therein provided for;

                (iii) the fact that the execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters or things herein or therein provided for, contravene any provision of law or of the charter or bylaws of the Company or any Subsidiary or of any agreement attached as an Exhibit to any SEC Report filed by the Company with the Securities and Exchange Commission and binding upon the Company or any Subsidiary or affecting a substantial portion of their Properties taken as a whole;

                 (iv) the due authorization for and the validity and enforceability (except to the extent affected by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights and remedies generally or general principles of equity) of this Agreement, the Notes and the other Loan Documents;

                  (v) the fact no governmental authorization or consent or approval of any other person, firm or corporation or of the stockholders of the Company or any Subsidiary is, to the knowledge of counsel, required with respect to the lawful execution, delivery and performance of this Agreement and the Notes and the Security Documents;

                 (vi) the lack, to the knowledge of counsel after due inquiry, of any material pending or threatened litigation or administrative proceeding which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                (vii) the fact that the indebtedness, obligations and liabilities of the

              Company and its Subsidiaries to the Agent and the Banks under the Loan Documents constitute "Senior Indebtedness" as defined in the Intercreditor Agreement; and

               (viii) such other matters as the Banks or their counsel may reasonably require;

              (e) The Agent shall have received the favorable written opinion of counsel licensed to practice law in Idaho with respect to so much of the Collateral as consists of real estate located in that State as to such matters as the Agent may request.

              (f) The liens and security interests granted to the Agent shall have been perfected in a manner satisfactory to the Agent and its counsel.

              (g) The Agent shall have received such other agreements, instruments, documents, certificates and opinions as it may reasonably request.

 .c.Section 7.    Company Covenants;.

       The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

       .c2.Section 7.1. Maintenance;. The Company will, and will cause each Subsidiary to, maintain, preserve and keep its plant, Properties and equipment in good repair, working order and condition and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be preserved and maintained in all material respects, normal wear and tear excepted.

       .c2.Section 7.2. Taxes;. The Company will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Company or its Subsidiaries or against their respective Properties in each case before the same become delinquent and before penalties accrue thereon unless and to the extent that the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount reasonably satisfactory to the Required Banks have been established, provided that the Company shall pay or cause to be paid all such taxes, rates, assessments, fees and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Banks.

       .c2.Section 7.3. Maintenance of Insurance;. The Company will, and will cause each Subsidiary to, maintain insurance coverage by good and responsible insurance underwriters in such forms and amounts and against such risks and hazards as are customary for companies engaged in similar businesses and owning and operating similar Properties, all in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Required Banks request, naming the Agent as additional insured therein) and providing for advance notice to the Agent of cancellation thereof, issued by sound and reputable insurers and all premiums thereon shall be paid by the Company and certificates summarizing the same delivered to the Agent. In any event, the Company will maintain insurance on the Collateral as required by the Security Documents, business interruption insurance equivalent to that maintained on the date hereof and until March 8, 1997, key-man life insurance on Mr. Craig Harlen in an amount not less than $2,000,000.

       .c2.Section 7.4. Financial Reports;. The Company will, and will cause each Subsidiary to, maintain a standard and modern system of accounting in accordance with sound accounting practice and will furnish to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as may be requested and, without any request, will furnish to the Banks:

              (a) as soon as available, and in any event within 30 days after the close of each monthly fiscal period of the Company a copy of the monthly financial statement of the Company and its Subsidiaries containing a copy of the consolidated and consolidating balance sheet, statement of income and retained earnings and statement of cash flows for such period of the Company and its Subsidiaries, together with all such information for the year to date, all in reasonable detail, prepared by the Company and certified on behalf of the Company by the Company's chief financial officer;

              (b) as soon as available, and in any event within 50 days after the close of each quarterly fiscal period of the Company a copy of the consolidated and consolidating balance sheet, statement of income and retained earnings, statement of cash flows for such period of the Company and its Subsidiaries, together with all such information for the year to date, all in reasonable detail, prepared by the Company and certified on behalf of the Company by the Company's chief financial officer;

              (c) as soon as available, and in any event within 95 days after the close of each fiscal year, a copy of the audit report for such year and accompanying financial statements, including a consolidated balance sheet, a statement of income and retained earnings, and a statement of cash flows, together with all footnotes thereto, for the Company and its Subsidiaries, in each case, showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, accompanied by an unqualified opinion of Arthur Andersen LLP or other independent public accountants of nationally recognized standing selected by the Company and satisfactory to the Required Banks, such opinion to indicate that such statements are made in accordance with generally accepted accounting principles;

              (d) each of the financial statements furnished to the Banks pursuant to paragraph (b) and (c) above shall be accompanied by a Compliance Certificate in the form of Exhibit E hereto signed on behalf of the Company by its chief financial officer and certifying that as of the last day of the preceding monthly or yearly fiscal period, as the case may be, the signer thereof has re-examined the terms and provisions of this Agreement and the Security Documents and that to the best of his knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, setting forth the description of such Potential Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same;

              (e) as soon as available, and in any event within 10 days after the close of each calendar month, a Borrowing Base Certificate setting forth a computation of the Borrowing Base as of the close of business on the last day of such month, prepared by the Company and, certified to by the Company's chief financial officer;

              (f) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Company's form 10-K annual report, including financial statements audited by Arthur Andersen & Co. L.L.P. or other independent public accountants of nationally recognized standing selected by the Company and reasonably satisfactory to the Bank, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Company with the Securities and Exchange Commission; and

              (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

       .c2.Section 7.5. Inspection and Reviews;. The Company shall, and shall cause each Subsidiary to, permit the Agent and the Banks, by their representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to review and make copies of the books of accounts and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or the Banks may designate. In addition to any other compensation or reimbursement to which the Agent and the Banks may be entitled under the Loan Documents, the Company shall pay to the Agent from time to time upon demand the amount necessary to compensate it for all fees, charges and expenses incurred by the Agent or its designee in connection with the audits of Collateral, or inspections or review of the books, records and accounts of the Company or any Subsidiary conducted by the Agent or its designee or any of the Banks.

       .c2.Section 7.6. Funded Debt Ratio;. The Company will maintain a Funded Debt Ratio of not more than 2.75 to 1 on the date of this Agreement and 3.1 to 1 on September 30, 1995 and December 31, 1995 and thereafter the Company will, as of the last day of each fiscal quarter of the Company ending during each of the periods specified below, maintain a Funded Debt Ratio of not more than:

                                                               Funded Debt Ratio

              From and                     To and                 shall not be

              including                   including               greater than:

            January 1, 1996              June 30, 1996             2.75 to 1.0

             July 1, 1996                June 30, 1997             2.50 to 1

             July 1, 1997                June 30, 1998             2.00 to 1

             July 1, 1998                June 30, 1999             1.50 to 1

             July 1, 1999             all times thereafter         1.0 to 1.0

       .c2.Section 7.7.   Fixed Charge Coverage Ratio;.  The Company will
maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1 on the date of this Agreement, 1.10 to 1 on September 30, 1995, 1.00 to 1 at December 31, 1995,
1.10 to 1 at March 31, 1996 and 1.50 to 1 at June 30, 1996, and thereafter the Company will, as of the last day of each fiscal quarter of the Company ending during each of the periods specified below, maintain a Fixed Charge Coverage Ratio at not less than:

                                                           Fixed Charge Coverage

              From and                  To and               Ratio shall not be

              including                including                  less than:

             July 1, 1996            June 30, 1997                2.0 to 1.0

             July 1, 1997            June 30, 1998                2.25 to 1.0

             July 1, 1998         all times thereafter            2.5 to 1.0

       .c2.Section 7.8.   Interest Coverage Ratio;.  The Company will, as of the
last day of each fiscal quarter of the Company ending during each of the periods specified below, maintain the ratio of EBITDA for the four fiscal quarters of the Company then ended to Interest Expense for the same four fiscal quarters then ended (the "Interest Coverage Ratio") of not less than 2.50 to 1.0 on the date of this Agreement and on September 30, 1995, and not less than 3.0 to 1.0 at all times thereafter.

       .c2.Section 7.9. Tangible Net Worth;. The Company will at all times maintain Tangible Net Worth at not less than (i) $6,400,000 during the fiscal quarter of the Company ending September 30, 1995, and (ii) during each fiscal quarter thereafter, an amount equal to the sum of the minimum amount required to be maintained during the immediately preceding fiscal quarter and 70% of Net Income (but not less than zero) for the immediately preceding fiscal quarter of the Company.

       .c2.Section 7.10. Funded Debt to Total Capitalization;. The Company will maintain a ratio of its Funded Debt to its Total Capitalization of not more than 0.80 to 1 on the date of this Agreement, 0.89 to 1 on September 30, 1995,
0.88 to 1 on December 31, 1995, 0.80 to 1 on March 31, 1996 and June 30, 1996
and thereafter the Company will, as of the last day of each fiscal quarter of the Company ending during each of the periods specified below, maintain a ratio of its Funded Debt to its Total Capitalization of not more than:

              From and                    To and                Ratio shall not

              including                  including              be Greater than:

            July 1, 1996               June 30, 1997            0.70 to 1.0

            July 1, 1997               June 30, 1998            0.50 to 1.0

            July 1, 1998           all times thereafter         0.45 to 1.0

       .c2.Section 7.11. Capital Expenditures;. The Company will not, and will not permit any Subsidiary to, make or commit to make Capital Expenditures during any fiscal year in excess of (a) the Maximum Permitted Amount (for the Company and the Subsidiaries in the aggregate) for such fiscal year, (b) $800,000 incurred to complete the maintenance facility that forms a part of the Rhone-Poulenc mine site, and (c) up to $2,000,000 in connection with expenditures financed with the proceeds of the Kennecott Debt. For purposes of this Section 7.11, the term "Maximum Permitted Amount" shall mean $6,900,000 during the fiscal year ending June 30, 1996, $3,000,000 during the fiscal year ending June 30, 1997 and $4,000,000 during each fiscal year thereafter; provided, however, that the Maximum Permitted Amount for any calendar year shall be increased by the amount, if any, by which the Maximum Permitted Amount for the immediately preceding calendar year, computed without giving effect to any increase therein by reason of this proviso, exceeds the amount actually expended for Capital Expenditures during such preceding year.

       .c2.Section 7.12. Turnaround Expenses;. The Company will not, and will not permit any Subsidiary to, incur for any [CALENDAR/FISCAL]fiscal year annual customary turnaround expenses in excess of $4,500,000 in the aggregate.

       .c2.Section 7.13. Consolidation and Merger;. The Company will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the Property of the other Person, or acquire substantially as an entirety the business of any other Person, except that any wholly-owned Subsidiary may merge into the Company or merge into or with any other wholly-owned Subsidiary.

       .c2.Section 7.14. Transactions with Affiliates;. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service (including the rendering of any services by employees of the Company or any Subsidiary), with any Affiliate (other than a Guarantor) of the Company or such Subsidiary except (a) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms not materially less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, and (b) the transactions contemplated by the Consulting Agreement dated November, 1987 between the Company and Weiss, Peck & Greer CDA, L.P.

       .c2.Section 7.15. Dividends and Certain Other Restricted Payments;. The Company will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock; provided, however, that the foregoing shall not operate to prevent SAR Repurchase Transactions so long as no Potential Default or Event of Default shall exist before or after giving effect thereto.

       .c2.Section 7.16. Liens;. The Company will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any Lien of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character other than:

              (a) Liens, pledges or deposits for workmen's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Company or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, and statutory mechanics, materialmen, carriers, bankers, brokers, warehousemen and other similar statutory liens and bonds, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances or trade payables;

              (b) the pledge of Property for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Company and its Subsidiaries so secured by a pledge of Property permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $100,000 at any one time outstanding;

              (c) the Liens granted in favor of the Agent for the benefit of the Banks by the

       Security Documents;

              (d) the interest of Caterpillar under the Lease in the Property subject thereto and the interest of Rhone under the Sublease in the Property subject thereto;

              (e) Liens securing the Kennecott Debt on the date of this Agreement;

              (f) the rights of Rhone under the Rhone-Poulenc Agreement;

              (g) Liens disclosed in the Company's audited financial statements for the fiscal year ended June 30, 1994, except (i) any such securing the Existing Lenders, and (ii) any such securing the Subordinated Indebtedness; and

              (h) Liens securing only Debt permitted by Section 7.17(g), provided the aggregate principal amount of such Debt does not exceed $1,000,000.

       .c2.Section 7.17. Borrowings and Guaranties;. The Company will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt or customer advances, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability or Debt of any other Person, other than:

              (a) Debt of the Company arising under or pursuant to this Agreement or the other Loan Documents;

              (b) the liability of the Company and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

              (c) trade payables of the Company and its Subsidiaries arising in the ordinary course of business;

              (d) the Kennecott Debt;

              (e) the obligations of the Guarantors under Section 11 of this Agreement;

              (f) the Capitalized Lease Obligations existing as of the date hereof and described on Schedule 7.17 hereto;

              (g) Debt incurred to finance the acquisition of Property, but only to the extent of the fair market value thereof, provided that the aggregate principal amount of such Debt does not exceed $1,000,000;

              (h) other Debt not otherwise permitted hereby in an aggregate principal amount not to exceed $500,000;

              (i) the Hedging Liability;

              (j) Debt evidenced by the Pledged Note;

              (k) Debt of the Guarantors to the Company; and

              (l) Capitalized Lease Obligations incurred to replace equipment that is subject to the Rhone-Poulenc Agreement.

       .c2.Section 7.18. Investments, Loans and Advances;. The Company will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, other than:

              (a) investments in certificates of deposit having a maturity of one year or less issued by any the Banks;

              (b) marketable obligations of the United States;

              (c) investments shown on the Company's audited financial statements for the fiscal year ended June 30, 1994;

              (d) loans and advances to the Guarantors in an aggregate amount not to exceed $500,000 at any time; and

              (e) investments, loans and advances in and to NuTec in an aggregate amount not to exceed $150,000 in any fiscal year.

       .c2.Section 7.19. Sale of Property;. The Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or a material part of its Property to any other Person; provided, however, that this Section
7.19 shall not prohibit:

              (a) sales of Inventory by the Company and its Subsidiaries in the ordinary course of business; and

              (b) sales or leases by the Company and its Subsidiaries of its surplus, obsolete or worn-out machinery and equipment.

For purposes of this Section 7.19, "material part" shall mean 5% or more of the lesser of the book value or fair market value of the Property of the Company and its Subsidiaries on a consolidated basis.

       .c2.Section 7.20. Notice of Suit, Adverse Change in Business or Default;. The Company shall, as soon as possible, and in any event within fifteen (15) days after the Company learns of the following, give written notice to the Banks of (a) any proceeding(s) that, if determined adversely to the Company or any Subsidiary could have a material adverse effect on the Properties, business or operations of the Company or such Subsidiary being instituted or threatened to be instituted by or against the Company or such Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign); (b) any material adverse change in the business, Property or financial condition of the Company and its Subsidiaries taken as a whole; and (c) the occurrence of a Potential Default or Event of Default.

       .c2.Section 7.21. ERISA;. The Company will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Property and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan covering any officers or employees of the Company or any Subsidiary any benefits of which are, or are required to be, guaranteed by PBGC, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Company will not, and will not permit any Subsidiary to, terminate any Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

       .c2.Section 7.22. Use of Loan Proceeds;. The Company will use the proceeds of all Loans made or created hereunder solely to pay all amounts owing under the Existing Agreement and the Subordinated Indebtedness and to finance its seasonal working capital requirements.

       .c2.Section 7.23. Conduct of Business and Maintenance of Existence;. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by it, and the Company will, and will cause each Subsidiary to, preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

       .c2.Section 7.24. Compliance with Laws, etc.; The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation)
(a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) compliance with all rules and regulations promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, and (c) compliance with all applicable Environmental Laws, in each case where the failure to so comply would be reasonably expected to have a Material Adverse Effect.

       .c2.Section 7.25. New Subsidiaries;. The Company will not, directly or indirectly, create or acquire any Subsidiary.

       .c2.Section 7.26.  Environmental Covenant;.  The Company will:

              (a) use and operate all of its facilities and Properties in compliance with all Environmental Laws where the failure to do so would be reasonably expected to have a Material Adverse Effect; keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; and handle all hazardous materials in compliance with all applicable Environmental Laws except, in all cases, where such non-compliance would not reasonably be expected to have a Material Adverse Effect;

              (b) immediately notify the Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries relating to the condition of its facilities and Properties or compliance with Environmental Laws, and shall use its best efforts to promptly cure and have dismissed, to the reasonable satisfaction of the Required Banks, any actions and proceedings relating to compliance with Environmental Laws except where any noncompliance with Environmental Laws would not reasonably be expected to have a Material Adverse Effect; and

              (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
       Section 7.26.

       .c2.Section 7.27. Hedging Arrangements;. On or before December 31, 1995, the Company will hedge its interest rate risk on an amount equal to 50% of the outstanding principal amount of the Term Credits through the use of one or more Hedging Arrangements, with all of the foregoing to effectively limit the amount of interest that the Company must pay on notional amounts of not less than such portion of the Term Credit to not more than such rates, for a period of three years from the date the Company enters into such hedging arrangements on such terms as are reasonably acceptable to the Agent. If the Company enters into any Hedging Arrangements with any Bank, the Company's obligations to such Bank in connection with such Hedging Arrangements do not constitute usage of the Commitments of such Bank.

       .c2.Section 7.28. Concentration Accounts;. On or before December 31, 1995, the Company will make such arrangements as shall be necessary or appropriate to assure that all proceeds of accounts receivable of the Company are deposited (in the same form as received) in an account or accounts maintained with or under the control of First Interstate Bank of Denver, N.A. or any other bank or banks acceptable to the Agent and which bank or banks have executed a blocked account agreement in form and substance satisfactory to the Agent (such accounts to constitute special restricted accounts). The Company acknowledges that the Agent shall have (and is hereby granted) a Lien on such account or accounts and all funds contained therein to secure the Notes and the other indebtedness, obligations and liabilities of the Company under the Loan Documents. The Banks agree with the Company that if and so long as no Potential Default or Event of Default has occurred or is continuing hereunder, amounts on deposit in such special restricted accounts will (subject to the rules and regulations as from time to time in effect applicable to demand deposit accounts) be made available to the Company for use in the conduct of its business. Upon the occurrence of an Event of Default, the Agent may apply the funds on deposit in such account to the Notes and other indebtedness, obligations and liabilities of the Company under the Loan Documents and in respect of the Hedging Liability.

 .c1.Section 8.   Events of Default and Remedies.

       .c2.Section 8.1. Events of Default;. Any one or more of the following shall constitute an Event of Default hereunder:

              (a) (i) default in the payment when due of any principal of any Note or Reimbursement Obligation, whether at the stated maturity thereof or as required by Section 1.6 or 3.6 hereof or at any other time provided in this Agreement, or (ii) default in the payment when due of any interest on any Note or Reimbursement Obligation or of any fee or other amount payable by the Company pursuant to this Agreement or any other Loan Document and the continuation thereof for two (2) Business Days;

              (b) default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12,
       7.13, 7.14, 7.15, 7.16,

       7.17, 7.18, 7.19, 7.20, 7.22, 7.25, 7.27 and 7.28, inclusive, hereof, or of any provision of any Loan Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

              (c) default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for thirty (30) days after written notice thereof to the Company by any Bank;

              (d) default shall occur under any evidence of indebtedness in an aggregate principal amount in excess of $2,000,000 issued or assumed or guaranteed by the Company or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

              (e) any representation or warranty made by the Company or any Guarantor herein or in any other Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

              (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Company or any Subsidiary or against any of their respective Property or assets and remain unbonded, unstayed and undischarged for a period of thirty (30) days from the date of its entry;

              (g) the Company makes any payment or other distribution on account of the principal of or interest on the Kennecott Debt which payment or distribution is prohibited under the terms of any instruments subordinating such Indebtedness to the prior payment of the Notes or any of the Company's other obligations hereunder;

              (h) any party obligated on any guaranty of the Company's indebtedness, obligations and liabilities to the Banks under the Loan Documents or any part thereof shall purport to breach, disavow, revoke, repudiate or terminate such guaranty, or any event specified in Sections 8.1(j) or (k) shall occur with regard to any such party; or

              (i) one or more conditions exist or events have occurred which may result in a material adverse change in the operations, Properties or financial condition of the Company and its Subsidiaries taken as a whole;

              (j) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (the "Bankruptcy Code"), (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof; or

              (k) a custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Company, any Subsidiary or any substantial part of its respective Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of sixty (60) days.

       .c2.Section 8.2. Remedies for Non-Bankruptcy Defaults;. When any Event of Default described in subsections 8.1(a) to 8.1(i), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Banks, by notice to the Company, take any or all of the following actions:

              (a) terminate the obligation of the Banks to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

              (b) declare the principal of and the accrued interest on the Notes and Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and Reimbursement Obligations, including both principal and interest, and all fees, charges and commissions payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

              (c) enforce any and all rights and remedies available under the Loan Documents.

       .c2.Section 8.3. Remedies for Bankruptcy Defaults;. When any Event of Default described in subsection 8.1(j) or 8.1(k) has occurred and is continuing, then the then unpaid balance of the Notes and Reimbursement Obligations, including both principal and interest, and all fees, charges and commissions payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Agent may exercise all remedies available to it under the Loan Documents.

       .c2.Section 8.4. L/C's;. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Company shall immediately pay to the Agent for the benefit of the Banks the full aggregate amount of all outstanding L/C's. The Agent shall hold all such funds as additional collateral security for the obligations of the Company to the Banks under this Agreement. The amount paid under any L/C's for which the Company has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 2.2. hereof.

 .c.Section 9.    Definitions;.

       .c2.Section 9.1. Certain Terms Defined;. The following terms when used herein shall have the following meanings; such terms to be equally applicable to both the singular and plural of the terms defined (capitalized terms defined elsewhere in this Agreement to have the meanings so ascribed to them in all provisions of this Agreement).

       "Account Debtor" shall mean the Person who is obligated on a Receivable.

       "Adjusted LIBOR" means a rate per annum determined by the Agent pursuant to the following formula:

              Adjusted LIBOR        =                   LIBOR
                                              -------------------------

                                                   100% - Reserve Percentage

       "Affiliate" shall mean any person, firm or corporation which, directly or indirectly controls, or is controlled by, or is under common control with, the Company. As used in this Section the term "controls" (including the terms "controlled by" and "under common control with") shall have the meaning given below.

       "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

       "Agreement" shall mean this Secured Credit Agreement as supplemented, modified, restated and amended from time to time.

       "Applicable Margin" with respect to LIBOR Portions and Domestic Rate Portions, shall each mean the rate specified for such obligation below in Rows A, B, C, D and E for the range of Funded Debt Ratio specified for each Row:

                                                                                                Applicable Margin      Applicable

                                     Applicable                                                 for Domestic Rate        Margin
                                                                     Applicable
                                       Margin                                                   Portions under the     for Domestic
                                                                        Margin
                                  for LIBOR Portions                                            Revolving Credit       Rate Portions

                                                                  for LIBOR Portions
     If Funded Debt               under the Revolving                                           and Term Loan One        under the
                                                                    under the Term
        Ratio is:                   Credit and Term                                                    is:               Term Loan
                                                                     Loan Two is:
                                      Loan One is:                                                                         Two is:

    A  more than 3.50                     3.25%                          4.0%                          2.25%                 3.0%
       -

    B  more than 3.0 less than 3.5        2.75%                          3.5%                          1.75%                 2.5%
       -

    C  more than 2.5 less than 3.0        2.25%                          3.0%                          1.25%                 2.0%
       -

    D  more than 2.0 less than 2.5        1.75%                          2.5%                           .75%                 1.5%
       -

    E  less than 2.0                      1.25%                          2.0%                           .25%                 1.0%

       Not later than ten (10) Business Days after receipt by the Banks of the Compliance Certificate called for by Section 7.4(d) hereof for the applicable fiscal quarter, the Agent shall determine the Funded Debt Ratio for the applicable period and shall promptly notify the Company of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Company with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section. Each determination of the Funded Debt Ratio and Applicable Margins by the Agent in accordance with this Section shall be conclusive and binding on the Company absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Row C above.

       "Application" is defined in Section 1.5 hereof.

       "Bank" means Harris Trust and Savings Bank, the other signatories hereto (other than the Company) and all other lenders becoming party thereto pursuant to Section 12.14 hereof.

       "Bankruptcy Code" is defined in Section 8.1(j) hereof.

       "Business Day" shall mean a day on which banks are open for business in Nassau, Bahamas, and Chicago, Illinois, other than a Saturday or Sunday, and, with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

       "Borrowing Base", as determined on the basis of the information contained in the most recent Borrowing Base Certificate, shall mean an amount equal to:

              (a) 85% of the amount of Eligible Receivables, plus

              (b) 70% of the value of Eligible Inventory except Eligible Inventory consisting of phosphate rock, plus

              (c) 35% of the value of Eligible Inventory consisting of phosphate rock, minus

              (d) an amount equal to the undrawn amount of all L/Cs issued and outstanding hereunder.

       "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit D hereto which is required to be delivered to the Banks in accordance with Section 7.4(d) hereof.

       "Capital Expenditures" shall mean, for any period, capital expenditures of the Company and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles consistently applied.

       "Capital Lease" shall mean any lease of Property which, in accordance with generally accepted accounting principles, is required to be capitalized on the balance sheet of the lessee.

       "Capitalized Lease Obligation" shall mean the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with generally accepted accounting principles.

       "Caterpillar" shall have the meaning specified in Section 4 hereof.

       "Collateral" shall mean all properties, rights, interests and privileges from time to time subject to the Liens granted in favor of the Agent for the benefit of the Banks pursuant to the Security Documents.

       "Commitment Percentage" shall have the meaning set forth in Section 1.1(b) hereof.

       "Commitments" shall mean, collectively, the Revolving Credit Commitments, the Term Credit Commitments and the L/C Commitment.

       "Company" shall have the meaning specified in the first paragraph of this Agreement.

       "Control" or "Controlled By" or "Under Common Control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, and provided further that any Consolidated Subsidiary shall be conclusively presumed to be controlled by the Company.

       "Current Maturities of Funded Debt" shall mean, as at any date of determination, all payments of principal due under the terms of any Funded Debt within twelve calendar months after that date.

       "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of (i) all indebtedness, obligations and liabilities for borrowed money, (ii) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, (iii) all reimbursement and other obligations with respect to letters of credit and banker's acceptances, (iv) the aggregate amount of all Capitalized Lease Obligations, (v) all indebtedness, obligations and liabilities representing the deferred purchase price of property and (vi) all indebtedness and liabilities secured by any Lien on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, and with respect to Debt of the Company, all computed and determined on a consolidated basis for the Company and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.3 hereof.

       "Debt-to-Capital Ratio" shall mean, as of any time the same is to be determined, the ratio of (i) Funded Debt of the Company and its Subsidiaries to
(ii) Total Capitalization.

       "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day; and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus
(y) 1/2 of 1% (0.5%).

       "Domestic Rate Portions" is defined in Section 2.1 hereof.

       "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries.

       "Eligible Receivables" shall mean the aggregate face amount of the Receivables of the Company that conform to the warranties and standards for eligibility contained herein and in the Security Documents, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves, limits and deductions set forth below or as otherwise provided in this Agreement. No Receivable shall be deemed to be an Eligible Receivable if:

               (i) it arises out of a sale made by Company to a Subsidiary or an Affiliate of Company or to a Person controlled by an Affiliate of Company;

              (ii) the Receivable is otherwise not based on an actual and bona fide sale and delivery of goods, financial instruments, documents, permits or other items, or rendition of services, including funds transfer services, by the Company to its customers in the ordinary course of business;

             (iii) it is due or unpaid more than ninety (90) days after the original invoice date;

              (iv) the total unpaid Receivables of the Account Debtor exceed ten percent (10%), except with respect to the Persons identified in a letter from Company to Agent, which may be updated from time to time subject to approval of the Agent, as to which the percentages specified in such letter shall be applicable, of the net amount of all Eligible Receivables Receivable, to the extent of such excess;

               (v) any covenant, representation or warranty contained in this Agreement or the Security Documents with respect to such Receivable has been materially breached;

              (vi) the Account Debtor is also Company's creditor or supplier to the extent of the amount owed by the Company to the Account Debtor (unless and except to the extent such amount owed is collateralized by a letter of credit acceptable to the Agent and such letter of credit has been assigned and delivered to the Agent), or has disputed liability with respect to such Receivable, or has made any claim with respect to such Receivable or any other Receivable due from such Account Debtor to Company, or the Receivable otherwise is subject to any right of setoff by the Account Debtor, unless Agent has received a non-offset letter in form and substance satisfactory to Agent, to the extent of any offset, dispute or claim;

             (vii) the Account Debtor has commenced a voluntary case under the Bankruptcy Code, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the Bankruptcy Code, or any other petition or other application for relief under the Bankruptcy Code has been filed by or against the Account Debtor, or if the Account Debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the Account Debtor has failed, suspended business, declared itself to be or has become insolvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless the payment of Receivables from such Account Debtor is insured in a manner satisfactory to the Agent, or if the Receivable from such Account Debtor arises subsequent to a decree or order for relief with respect to such Account Debtor under the Bankruptcy Code, the Agent shall have determined in its sole discretion that the timely payment and collection of such Receivable will not be impaired;

            (viii) it arises from a sale to an Account Debtor outside the United States or Canada provided that Receivables that arise from a sale to an Account Debtor in Mexico may be included if and to the extent such Receivable is collateralized by cash or by a letter of credit issued by a U.S. bank, which can be drawn upon regardless of the creditworthiness of the account party or of any underlying letter of credit and otherwise acceptable to the Agent;

              (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

               (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Company duly assigns its rights to payment of such Receivable to the Agent pursuant to, and has otherwise complied with, the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.), or the

       Account Debtor is a department, agency or instrumentality of any state or municipality unless Company has complied with any applicable state statute relating to the assignment of claims against such entity;

              (xi) the Agent does not have a valid and duly perfected first priority security interest in such Receivable or the Receivable is subject to a Lien (other than a Lien permitted by Section 7.15 hereof) in favor of any Person other than the Agent under the Security Documents;

             (xii) the goods giving rise to such Receivable have not been delivered to and accepted by the Account Debtor or the services giving rise to such Receivable have not been performed by the Company and accepted by the Account Debtor or the Receivable otherwise does not represent a final sale;

            (xiii) the total unpaid Receivables of the Account Debtor exceed a credit limit determined by Agent and previously disclosed to the Company in writing, in its sole discretion, to the extent such Receivable exceeds such limit;

             (xiv) the Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

              (xv) Company has made any agreement with the Account Debtor for any deduction therefrom, to the extent of such deduction, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Receivable;

             (xvi) Company has made an agreement with the Account Debtor to extend the time of payment thereof;

            (xvii) the Receivable arises from a retail sale of goods to a Person who is purchasing such goods primarily for personal, family or household purposes;

           (xviii)   the Receivable does not comply with all applicable legal
       requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended;

             (xix) the Receivable (or the item being sold in connection therewith) is not the exclusive property of the Company;

              (xx) the Receivable is payable in a currency other than U.S. Dollars;

             (xxi) the Account Debtor on such Receivable is located in a jurisdiction which requires creditors to be licensed or hold a permit in order to perform the services or sell the items giving rise to such Receivable or to receive payments on such Receivable, and Company is not so licensed or does not hold such permit;

            (xxii) the Receivable is required pursuant to the Company's credit guidelines to be secured by a letter of credit or payment bond and such letter of credit or payment bond is not in form and substance satisfactory, or has not been assigned and delivered to the Agent on terms acceptable, to the Agent or the Agent shall not have received such documentation (including opinions) as it shall require in connection therewith;

           (xxiii)   the Receivable does not conform in all respects to the
       representations and warranties contained herein and in the Security Documents; or

            (xxiv)   the Receivable is not fully transferable or assignable.

       "Eligible Inventory" shall mean such Inventory of Company (other than packaging materials and supplies) the value of which is calculated on the basis of the lower of cost or market with the cost calculated under the first-in first-out method of accounting. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, it (i) is sulfur, sulfuric acid and ammonia raw materials, phosphate rock or finished goods, (ii) is in good, new and saleable condition, (iii) is not obsolete, slow-moving or unmerchantable, (iv) meets all standards imposed by any governmental agency or authority, (v) conforms in all respects to the warranties and representations set forth herein and in the Security Documents, (vi) is at all times subject to Agent's valid and duly perfected, first priority security interest and no other Lien (except a Lien permitted by Section 7.16 hereof), (vii) has been fully paid for, (viii) in the case of inventory subject to the Rhone-Poulenc Agreement, is located in the Nu-West Stockpile (as defined in the Rhone-Poulenc Agreement) in accordance with the terms of such Agreement and title has passed to Company in accordance with the Rhone-Poulenc Agreement, (ix) is not in transit, (x) is owned solely by Company, (xi) is located in the United States of America and
(xii) if stored in a leased facility, Company is current (without giving effect to any grace periods) in all obligations owed to such landlord and the landlord has waived any statutory or other Lien.

       "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

       "Equity Offering" shall mean a public offering or private placement of the common capital stock of the Company.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

       "Excess Cash Flow" shall mean for any period, the amount (if any) by which (x) EBITDA exceeds (y) the sum of (i) Current Maturities of Funded Debt,
(ii) Interest Expense, (iii) Capital Expenditures and (iv) cash payments for taxes on or measured by income.

       "Existing Agreement" shall mean the Credit Agreement dated as of October 15, 1993, among the Company, Banque Indosuez, New York Branch, individually and as agent, and the other lenders party thereto (the "Existing Lenders").

       "Fixed Charge Coverage Ratio" shall mean, as of any time the same is to be determined the ratio of (x) EBITDA for the four most recently completed fiscal quarters minus Capital Expenditures (other than Capital Expenditures funded with the proceeds of the Kennecott Debt) during the same such period minus the aggregate amount of all federal, state and local income taxes paid by the Company and its Subsidiaries during the same such period to (y) the sum of
(i) Interest Expense during the same such period plus (ii) Current Maturities of Funded Debt.

       "Funded Debt," shall mean, as of any time the same is to be determined, all indebtedness for borrowed money of the Company and its Subsidiaries on a consolidated basis, in each case maturing by its terms more than one year after, or which is renewable or extendible at the option of such Person for a period ending one year or more after, the date of determination, and shall include indebtedness for borrowed money of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon Property of such Person and upon which such entity customarily pays the interest, all current maturities of all such indebtedness of such maturity and all rental payments under capitalized leases of such maturity.

       "Funded Debt Ratio" shall mean, as of any time the same is to be determined, the ratio of Funded Debt to EBITDA.

       "Guarantors" shall mean Nu-West Minerals, Inc., a Delaware corporation, and Nu-West Mining, Inc., a Delaware corporation.

       "Hedging Arrangements" shall mean any interest rate swaps, interest rate caps, interest rate collars or other interest rate hedging arrangements as the Company may from time to time enter into pursuant to Section 7.26 hereof.

       "Hedging Liability" shall mean the liability of the Company to the Banks or any of them in respect of the Hedging Arrangements.

       "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of August 3, 1995, from the Company and Kennecott, and their successors and assigns, to the Agent and the Banks.

       "Interest Coverage Ratio" is defined in Section 7.8 hereof.

       "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles.

       "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2), three (3) or six
(6) months thereafter as selected by the Company in its notice as provided herein, provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

             (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

              (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Fixed Rate Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

       "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which the Company or any Subsidiary now has or hereafter acquires any right.

       "Junior Subordinated Notes" shall mean the Company's 18% Subordinated Notes due November 1, 2003.

       "Kennecott" shall mean Kennecott Utah Copper Corporation, a Delaware corporation.

       "Kennecott Debt" shall mean the Company's indebtedness, obligations and liabilities to Kennecott under the Loan Agreement dated as of July 28, 1994, as heretofore amended.

       "L/C" shall have the meaning set forth in Section 1.5 hereof.

       "Lease" shall have the meaning specified in Section 4 hereof.

       "Letter of Credit Facility" is defined in the first paragraph of this Agreement.

       "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. Each determination of LIBOR made by the Agent shall be conclusive and binding on the Company and the Banks absent manifest error.

       "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period.

       "LIBOR Portion" is defined in Section 2.1 hereof.

       "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

       "Loans" shall mean and include Revolving Credit Loans, the Term Credit One Loans and the Term Credit Two Loans; and "Loan" shall mean any of the Loans.

       "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the Applications and the Security Documents.

       "Material Adverse Effect" shall mean a material adverse effect on the operations, financial condition or Properties of the Company and its Subsidiaries, taken as a whole.

       "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

       "Notes" shall mean the Revolving Notes, Term Credit One Notes and Term Credit Two Notes; and "Note" shall mean any of the Notes.

       "NuTec" shall have the meaning specified in Section 4 hereof.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation.

       "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

       "Plan" shall mean any employee benefit plan covering any officers or employees of the Company or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

       "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

       "Pledged Note" shall have the meaning specified in Section 4 hereof.

       "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed or tangible or intangible.

       "Receivables" shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which the Company or any Subsidiary now has or hereafter acquires any right.

       "Reimbursement Obligation" is defined in Section 1.6 hereof.

       "Required Banks" shall mean any Bank or Banks which in the aggregate hold at least 66-2/3% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations or, if no Loans or Reimbursement Obligations are outstanding hereunder, any Bank or Banks in the aggregate having at least 66-2/3% of the Revolving Credit Commitments.

       "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

       "Revolving Credit" is defined in the first paragraph of this Agreement.

       "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

       "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

       "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 1.1(d) hereof.

       "Rhone" shall have the meaning specified in Section 4 hereof.

       "Rhone-Poulenc Agreement" shall have the meaning specified in Section 4 hereof.

       "SAR Repurchase Transactions" shall mean the payment by the Company of amounts required to be paid by it pursuant to the Cash Settlement Option Agreement dated as of October 15, 1993 between the Company and Indosuez CM II, Inc.

       "SEC Report" shall mean (a) the annual report on Form 10-K of the Company for the fiscal year ended June 30, 1994, (b) the quarterly reports on Form 10-Q of the Company for the fiscal quarters ended September 30, 1994, December 31, 1994 and March 31, 1995, and (c) the proxy statement dated October 11, 1994 of the Company prepared in connection with the notice of annual meeting of the stockholders of the Company held on November 15, 1994.

       "Security Documents" shall mean all mortgages, deeds of trust, security agreements, assignments of leases and rents, pledge agreements, collateral assignments, financing statements and other instruments and documents executed and delivered by the Company or any Subsidiary to the Agent for the benefit of the Banks to secure any indebtedness, obligations and liabilities of the Company as any Subsidiary to the Agent and the Banks.

       "Senior Subordinated Debt" shall mean the Company's indebtedness, obligations and liabilities in an aggregate principal amount of $10,000,000 under the Senior Subordinated Term Loan Agreement dated as of October 15, 1993 among the Company and each of the lending institutions named therein.

       "Subordinated Indebtedness" shall mean (a) the Company's indebtedness evidenced by the subordinated warrant notes issued pursuant to the Agreement Regarding Exercise of Warrants dated November 2, 1993 among the Company and each of the warrant holders named therein, (b) the Senior Subordinated Debt and (c) the Company's indebtedness evidenced by the Junior Subordinated Notes.

       "Subsidiary" shall mean collectively any corporation or other entity at least a majority of the outstanding voting equity interests (other than directors' qualifying shares) of which is at the time owned directly or indirectly by the Company or by one of more Subsidiaries or by the

Company and one or more Subsidiaries. The term "Consolidated Subsidiary" shall mean any Subsidiary whose accounts are consolidated with those of the Company in accordance with generally accepted accounting principles.

       "Tangible Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, less the sum of (i) all notes receivable from officers and employees of the Company and its Subsidiaries, (ii) the aggregate book value of all assets which would be classified as intangible assets under generally accepted accounting principles consistently applied, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (iii) the write-up of assets above cost.

       "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

       "Term Credit Commitments" shall mean the commitments of the Banks to make loans under the Term Credit One and Term Credit Two in the amounts of the Term Credit One Commitments and Term Credit Two Commitments, respectively, or opposite their signatures on Assignment Agreements delivered pursuant to Section
12.14 hereof under the headings "Term Credit One Commitment" and "Term Credit Two Commitment", respectively, as such amounts may be reduced pursuant hereto.

       "Term Credit One Commitment" and "Term Credit One Commitments" shall have the meanings specified in Section 1.2 hereof.

       "Term Credit Two Commitment" and "Term Credit Two Commitments" shall have the meanings specified in Section 1.3 hereof.

       "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

       "Term Notes" shall mean the Term Credit One Notes and the Term Credit Two Notes.

       "Total Capitalization" shall mean, as of any time the same is to be determined, the sum of (i) Tangible Net Worth plus (ii) Total Consolidated Indebtedness.

       "Total Consolidated Indebtedness" means, as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, but excluding all trade payables, accrued expenses, accrued dividends and accrued income taxes.

     .c2.Section 9.2.   Accounting Terms;.  Any accounting term or the character
or amount of any asset or liability or item of income or expense required to be determined under this Agreement, shall be determined or made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

 .c.Section 10.   The Agent;.

     .c2.Section 10.1. Appointment and Authorization;. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Security Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Agent may waive receipt of a Lien on any after acquired fixed assets or intangibles of the Company and on negotiable instruments and documents. The Agent may resign at any time by sending twenty (20) days prior written notice to the Company and the Banks and may be removed by the Required Banks upon twenty (20) days prior written notice to the Company and the Banks. In the event of any such resignation or removal the Required Banks may appoint a new agent after consultation with the Company and due consideration of its views, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the Security Documents. Any resigning or removed Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Banks and (i) the Company shall be directed to make all payments due each Bank hereunder directly to such Bank and (ii) the Agent's rights in the Security Documents shall be assigned without representation, recourse or warranty to the Banks as their interests may appear.

     .c2.Section 10.2. Rights as a Bank;. The Agent has and reserves all of the rights, powers and duties hereunder and under its Notes and the other Loan Documents as any Bank may have and may exercise the same as though it were not the Agent and the terms "Bank" or "Banks" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Bank.

     .c2.Section 10.3. Standard of Care;. The Banks acknowledge that they have received and approved copies of the Loan Documents, and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Banks with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company in computing the Borrowing Base. Neither the Agent nor any director, officer employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Potential Default or Event of Default exists unless notified to the contrary by a Bank. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Banks. Upon the occurrence of an Event of

Default hereunder, the Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Banks but unless and until the Required Banks have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Banks. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such owner in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Bank with respect thereto.

     .c2.Section 10.4. Costs and Expenses;. Each Bank agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company or out of the Collateral, all such costs and expenses to be borne by the Banks ratably in accordance with the amounts of their respective Commitments. If any Bank fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

     .c2.Section 10.5. Indemnity;. The Banks shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the Applications or the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Bank defaults in its obligations under this Section 10.5, its share of the obligations shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

 .c1.Section 11.   The Guarantees;.

     .c2.Section 11.1. The Guarantees;. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Banks and each other holder of any of the Company's obligations under the Loan Documents, the due and punctual payment of all present and future indebtedness, obligations and liabilities of the Company evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and Reimbursement Obligations and the due and punctual payment of all other obligations now or hereafter owed by the Company under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Company punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Company.

     .c2.Section 11.2. Guarantee Unconditional;. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

               (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Company, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Company or of any other Guarantor contained in any

Loan Document;

               (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

               (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Company, any other Guarantor or any Collateral;

               (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Company, regardless of what obligations of the Company remain unpaid,

               (g) any invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note, any Reimbursement Obligations or any other amount payable by it under the Loan Documents; or

               (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this
       Section 11.

     .c2.'Section 11.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances';. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Company under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     .c2.Section 11.4. Subrogation;. No Guarantor will exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until the Notes and all other amounts payable by the Company under the Loan Documents shall have been paid in full and after the termination of the Commitments. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Notes and all other amounts payable by such Guarantor hereunder and (y) the termination of all the Commitments, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks or be credited and applied upon the Company's obligations under the Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the right to recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

     .c2.Section 11.5. Waivers;. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against the Company, another Guarantor or any other Person.

     .c2.Section 11.6. Stay of Acceleration;. If acceleration of the time for payment of any amount payable by the Company under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent or any Bank.

 .c.Section 12.   Miscellaneous;.

     .c2.Section 12.1. Holidays;. If any principal of any of the Notes shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Illinois, interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     .c2.Section 12.2. No Waiver, Cumulative Remedies;. No delay or failure on the part of any Bank in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default nor preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Banks are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     .c2.Section 12.3. Waivers, Modifications and Amendments;. Any provision hereof or of the Notes or Security Documents, may be amended, modified, waived or released and any Potential Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Banks provided, however, that without the consent of each Bank no such amendment, modification or waiver shall (a) increase the amount or extend the terms of such Bank's Commitment or reduce the interest rate applicable to or extend the maturity of its Notes or reduce the amount of the principal thereof or modify any provision of the Notes or this Agreement with respect to the payment or prepayment of the Notes or change the amount or postpone the date of payment of any scheduled or required payment of principal of the Notes or reduce the amount of the fees to which it is entitled hereunder, (b) give to any Note any preference or priority over any other Notes, (c) amend the definition of the term "Required Banks", (d) alter, modify or amend the provisions of this Section 12.3, or (e) change the advance rates under the Borrowing Base or the definition of the terms "Borrowing Base", "Eligible Inventory" or "Eligible Receivables", and without the consent of all Banks no such amendment, modification, release or waiver shall release all or any substantial (in value) part of the collateral security afforded by the Security Documents, except that the Agent may release its Lien on Collateral without the consent of any Bank if made in connection with a sale or other disposition thereof. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

     .c2.Section 12.4. Costs and Expenses;. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording and/or filing and/or release of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the fees and out-of-pocket expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, title insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Notes, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Agent, any security trustee, the Banks or any other holders of a Note in connection with a default or the enforcement of this Agreement, the other

Loan Documents and the other instruments and documents to be delivered hereunder or thereunder and all costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Security Documents in connection with assignments contemplated by Section 12.14 hereof (collectively, "Security Assignment Costs") if counsel to the Agent believes such supplements to be appropriate or desirable (but the Company shall be obligated to pay such costs, expenses and taxes incurred in supplementing the Security Documents in connection with such assignments for only one concurrent series of assignments); provided that the Company's obligations hereunder with respect to the Agent's counsel's fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents shall be limited to $60,000. The Company shall pay the Agent from time to time customary fees and charges for field audits of the Collateral, provided that the Company shall not be required to pay for more than two such field audits per annum unless a Potential Default or Event of Default has occurred and is continuing. The Company agrees to indemnify and save the Banks, the Agent and any security trustee harmless from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent, security trustee or any Bank by any person which arises out of the transactions contemplated or financed hereby or by the Notes, Applications or Security Documents or out of any action or inaction by the Agent, any security trustee or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 12.4 and the protective provisions of Section 2 hereof shall survive payment of the Notes and the termination of the Banks' Commitments hereunder.

     .c2.Section 12.5. Stamp Taxes;. Although the Company is of the opinion that no documentary or similar taxes are payable in respect to this Agreement or the other Loan Documents, the Company agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

     .c2.Section 12.6. Survival of Representations;. All representations and warranties made herein or in the Loan Documents or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement, and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     .c2.Section 12.7. Construction;. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

     .c2.Section 12.8. Accounting Principles;. All computations of compliance with the terms hereof shall be made on the basis of generally accepted principles of accounting applied in a manner consistent with those used in the preparation of the audit report of the Company referred to in the first sentence of Section 5.3 hereof.

     .c2.Section 12.9. Addresses for Notices;. All communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States mail addressed, if to the Company or any Guarantor, at 3010 Conda Road, Soda Springs, Idaho 83276, Attention: Mark R. Sanders, with a copy to 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111 Attention: Steven W. Gampp, if to the Agent at 111 West Monroe Street, Chicago, Illinois 60690 Attention:
Agribusiness Division, if to the Banks at their addresses as shown on the signature pages hereof or on any Assignment Agreement or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 12.9.

     .c2.Section 12.10. Headings;. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     .c2.Section 12.11. Severability of Provisions;. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

     .c2.Section 12.12. Counterparts;. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     .c2.Section 12.13. Binding Nature, Governing Law, Etc;. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Banks and the benefit of their successors and assigns, including any subsequent holder of an interest in the Notes. This Agreement and the Notes and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. This Agreement, together with the Notes and the other Loan Documents constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent. The Company may not assign its rights hereunder without the written consent of the Banks.

     .c2.Section 12.14. Assignment Agreements;. Any Bank may, from time to time upon at least five (5) Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Bank, together with an equivalent proportion of its obligation to participate in L/C's hereunder) pursuant to an assignment agreement in form and substance satisfactory to the Agent (an "Assignment Agreement"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitments, Loans, Notes and interests in L/C's; (ii) unless the Agent otherwise consents, the assigning Bank shall assign all of its Commitments, Loans, Notes and interests in the L/C's or the aggregate amount thereof being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $500,000; (iii) unless the Company otherwise consents, each Bank shall maintain for its own account at least 50% of its original Commitments; (iv) the Agent and the Company must each consent, which consent shall not be unreasonably withheld and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement (it being understood and agreed the Company may condition its acceptance of an assignment on payment by the assigning or assignee Bank of the Security Assignment Costs referred to in
Section 12.5 hereof) and (v) the assigning Bank (other than the

Banks party hereto as of the date hereof) must pay to the Agent a processing and recordation fee of $2,500 and any reasonable out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee Bank thereunder, the Company and the Agent and payment to such assigning Bank by such assignee Bank of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee Bank shall thereupon become a "Bank" for all purposes of this Agreement with Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitment assumed by such other Bank and (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Bank in the amount of its respective Commitments and new Notes to the assigning Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of the Loan Documents. Upon completion of the foregoing, the assigning Bank shall surrender to the Company its old Notes.

       .c2.Section 12.15. Participations;. Any Bank may grant participations in all or any part of any loan and/or any Note. No such participant shall have any rights under this Agreement (the participant's rights against a Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation. Except with respect to interest rate, principal amount of the loan, scheduled dates for payment of principal or interest (except as contemplated by this Agreement), fees or commissions, and the terms of Sections 2.7, 2.8, 2.9 and 2.10, no Bank shall in any such participation agreement restrict its ability to make any modification, amendment or waiver to this Agreement without the consent of the participant.

       .c2.Section 12.16. Certain Junior Subordinated Debt;. The Company hereby irrevocably authorizes and directs the Agent, in the name and on behalf of the Company, to obtain Revolving Credit Loans hereunder in an aggregate principal amount sufficient to fully pay and satisfy the Company's indebtedness evidenced by the Company's 18% Subordinated Note due 2002 in the principal amount of $3,000,000 currently held by Canpartners Investments III, L.P.

("Canpartners"), together with accrued and unpaid interest thereon through the payment date. The Agent shall have the authority to obtain such Loans hereunder notwithstanding the fact that any Event of Default or Potential Default may have occurred and be continuing hereunder or that the conditions precedent set forth herein shall not have been met, provided, however, that in any such case the Agent shall first obtain the approval of all of the Banks. In making such Revolving Credit Loans hereunder, the Agent and the Banks shall be fully protected in relying upon any statement or information provided to them by Canpartners as to the amount of the Company's indebtedness due and owing to it, without the necessity of any independent investigation. Until such time as the Company's indebtedness to Canpartners, shall be fully paid and satisfied, the credit available to the Company under the Revolving Credit shall be reduced by the outstanding principal amount of said indebtedness together with an amount determined by the Agent in good faith to be the aggregate amount of accrued and unpaid interest thereon through any date of calculation.

       Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

       Dated as of August 3, 1995.

                                            .c4.Signature Page;

                                            Nu-West Industries, Inc.



                                            B
                                               y

                                            It

                                               s



                                            Nu-West Minerals, Inc.



                                            B
                                               y


                                            It

                                               s



                                            Nu-West Mining, Inc.

                                            B
                                               y


                                            It
                                               s

       Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

       Each of the Banks hereby agrees with each other Bank that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, the Notes or the other Loan Documents or otherwise) in respect of the obligations of the Company under this Agreement, the Notes and the other Loan Documents in a greater amount than such Bank would have received had such payment been made to the Agent and been distributed among the Banks as contemplated by Section 3.8 hereof then in that event the Bank receiving such disproportionate payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Company to such Banks rising under the Credit Agreement and Notes in such amount as shall result in a distribution of such payment as contemplated by Section 3.8 hereof. In the event any payment made to a Bank and shared with the other Banks pursuant to the provisions hereof is ever recovered from such Bank, the Banks receiving a portion of such payment hereunder shall restore the same to the payor Bank, but without interest.

                                          Harris Trust and Savings Bank



                                          B
                                             y


                                            Its Vice President



                                          111 W. Monroe Street
                                          Chicago, Illinois 60690
                                          Attention:  Agribusiness Division



                                          FBS Ag Credit, Inc.

                                     B

                                     y


                                     It

                                     s



                                     Address:  Suite 350

                                     950 Seventeenth Street

                                     Denver, Colorado  80202

                                     Attention:  Scott Trauth


                                     First Union National Bank of North
                                        Carolina



                                     B

                                       y


                                       It

                                       s




                                     Address:  301 South College Street

                                     Charlotte, North Carolina  28288-0737

                                     Attention:  Bragg Comer



                                     St. Paul Bank for Cooperatives


                                     B
                                       y


                                       It

                                       s



                                     Address:  375 Jackson Street

                                     St. Paul, Minnesota  55101-1849

                                     Attention:  Mr. Marvin L. Lindo

                                     Caisse Nationale de Credit Agricole



                                     B
                                       y


                                       It

                                       s

                                     Address:  55 East Monroe Street

                                     Chicago, Illinois  60603

                                     Attention:  Mr. Brad Peterson

                                   EXHIBIT A

                           NU-WEST INDUSTRIES, INC.

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois

$________________

       August 3, 1995

       On June 30, 2000, for value received, the undersigned, Nu-West Industries, Inc., a Delaware corporation (the "Company"), promises to pay to the order of _____________________________ (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _____________________ Dollars ($________________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

       This Note evidences indebtedness loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Secured Credit Agreement dated as of August 3, 1995 by and between the Company, Harris Trust and Savings Bank individually and as Agent and certain lenders which may from time to time become parties thereto (the "Credit Agreement") made and to be made to the Company by the Bank under the Revolving Credit provided for under the Credit Agreement and the Company hereby promises to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

       Each loan made under the Revolving Credit provided for in the Credit Agreement by the Bank to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

       This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain Security Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

       This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

       The Company hereby waives presentment for payment and demand.



                                     Nu-West Industries, Inc.

                                     By Its

                                   EXHIBIT B

                           NU-WEST INDUSTRIES, INC.

                             TERM CREDIT ONE NOTE

                                                               Chicago, Illinois

$______________

August 3, 1995

       For Value Received, the undersigned, Nu-West Industries, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ________________________ (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of ________________________ Dollars ($___________), in twenty (20) consecutive quarterly installments, commencing on September 30, 1995 and continuing on the last day of each December, March, June and September occurring thereafter to and including June 30, 2000, with each such installment to be in the amount of $____________.

       This Note evidences indebtedness constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Secured Credit Agreement dated as of August 3, 1995 by and between the Company, Harris Trust and Savings Bank individually and as Agent and certain lenders which are or may from time to time become parties thereto (the "Credit Agreement") made and to be made to the Company by the Bank under the Credit Agreement and the Company hereby promises to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

       Any prepayment of principal hereon, the status of the indebtedness evidenced hereby from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

       This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain Security Documents, and this Note and the holder are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may under certain circumstances be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

       This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

       The Company hereby waives presentment for payment and demand.



                                      Nu-West Industries, Inc.

                                      By Its

                                   EXHIBIT C

                           NU-WEST INDUSTRIES, INC.

                             TERM CREDIT TWO NOTE

                                                               Chicago, Illinois

$__________________

       August 3, 1995

       For Value Received, the undersigned, Nu-West Industries, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ________________________ (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of ________________________ Dollars ($_____________), in twenty-four (24)
consecutive quarterly installments, commencing on September 30, 1995 and continuing on the last day of each December, March, June and September occurring thereafter to and including June 30, 2001, as follows: $________ on September 30, 1995, December 31, 1995, March 31, 1996, June 30, 1996, September 30, 1996,
December 31, 1996, March 31, 1997 and June 30, 1997; $________ on September 30,
1997, December 31, 1997, March 31, 1998 and June 30, 1998; $________ on
September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999;
$__________ on September 30, 1999, December 31, 1999, March 31, 2000 and June
30, 2000; and $________ on September 30, 2000, December 31, 2000, March 31, 2001
and June 30, 2001.

       This Note evidences indebtedness constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Secured Credit Agreement dated as of August 3, 1995 by and between the Company, Harris Trust and Savings Bank individually and as Agent and certain lenders which are or may from time to time become parties thereto (the "Credit Agreement") made and to be made to the Company by the Bank under the Credit Agreement and the Company hereby promises to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

       Any prepayment of principal hereon, the status of the indebtedness evidenced hereby from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

       This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain Security Documents, and this Note and the holder are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may under certain circumstances be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

       This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

       The Company hereby waives presentment for payment and demand.



                                     Nu-West Industries, Inc.



                                     By Its

                                   EXHIBIT D

                            NU-WEST INDUSTRIES, INC.


                          BORROWING BASE CERTIFICATE

                          as of _____________________

                               ($000's omitted)

       This Borrowing Base Certificate is furnished to Harris Trust and Savings Bank, as agent (the "Agent"), pursuant to that certain Secured Credit Agreement dated as of August 3, 1995, by and among Nu-West Industries, Inc. (the "Company"), Harris Trust and Savings Bank and the other Bank parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate have the meanings ascribed thereto in the Agreement.

       The Undersigned Hereby Certifies That:

              1.  I am the duly elected ____________________________ of the
       Company.

              2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, the attached computation of the Borrowing Base as defined in the Agreement.

              3. No change of name, corporate identity or address of the chief executive office of the Company has occurred.

              4. I have reviewed the terms of the Agreement and, pursuant to such review, I have no knowledge of the existence of any condition or event which would constitute a Potential Default or Event of Default, except as set forth below (detailing the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event):

              __________________________________________________________________

       _________________________________________________________________________

       _________________________________________________________________________

             5. The information above and any attached exhibits do not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.

                                               _________________________________


                                               By Its

                           NU-WEST INDUSTRIES, INC.

                          BORROWING BASE COMPUTATION

                         AS OF ______________, 199___


1.   Receivables                                  $____________

2.   Less:  Ineligibles                           $____________

3.   Eligible Receivables

     (1-2)                                        $____________

4.   85% of Eligible Receivables                  $____________

5.   Inventory (except phosphate rock)            $____________

6.   Less:  Ineligibles                           $____________

7.   Eligible Inventory

     (except phosphate rock) (5-6)                $____________

8.   70% of Eligible Inventory
     (finished goods)                             $____________

9.   Inventory (phosphate rock)                   $____________

10.  Less:  Ineligibles                           $____________

11.  Eligible Inventory (phosphate rock)          $____________

12.  35% of Eligible Inventory
     (phosphate rock)                             $____________

13.  undrawn amount of outstanding L/Cs           $____________

14.  Borrowing Base (4+8+12-13)                   $____________

                                   EXHIBIT E

                           NU-WEST INDUSTRIES, INC.


                            COMPLIANCE CERTIFICATE

       This Compliance Certificate is furnished to Harris Trust and Savings Bank, as agent (the "Agent"), pursuant to that certain Secured Credit Agreement dated as of August 3, 1995 by and among Nu-West Industries, Inc. (the "Company"), Harris Trust and Savings Bank and the other Banks parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

       The Undersigned Hereby Certifies That:

        1. I am the duly elected _____________________________________ of the
Company;

        2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4. If attached financial statements are being furnished pursuant to
Section 7.4(a) or (b) of the Agreement, Schedule I attached hereto sets forth financial data and computations, evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

            _______________________________________________________

            _______________________________________________________

       The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ________ day of ______________________, 199__.


                                          By Its

                                 SCHEDULE 5.2

                                 SUBSIDIARIES

                                      Jurisdiction of                 Percentage

               Name             Incorporation or Organization         Ownership


1. Nu-West Mining, Inc.                  Delaware                       100%

2. Nu-West Minerals, Inc.                Delaware                       100%

3. Nu-Tec Mineral & Chemical
     Company                             Colorado                       95%

                                 SCHEDULE 5.13

                             COMPLIANCE WITH LAWS

                                 SCHEDULE 7.17

                            EXISTING CAPITAL LEASES




Lender                                      Date         Term        Balance
------                                      ----         ----        -------


Caterpillar Financial Services
   Corporation (Manlift)
                                          11/14/94     12 Months     $ 7,713

First Security Leasing
   Company (Dodge Intrepid)
                                          02/23/94     36 Months     $10,241

AT&T Capital Corporation
   (Telephone System-Denver)
                                          12/27/94     48 Months     $21,063

                                                                EXHIBIT 10(y) a.


Recording Requested By:

This Document Prepared By

and After Recording Return To:



Grace L. Shaff

Chapman and Cutler

111 West Monroe Street

Chicago, Illinois  60603






                                      SPACE ABOVE THIS LINE RESERVED FOR
                                      RECORDER'S USE ONLY
================================================================================

                       MORTGAGE AND SECURITY AGREEMENT

                           WITH ASSIGNMENT OF RENTS

                          DATED AS OF AUGUST 3, 1995

                                     FROM




                           NU-WEST INDUSTRIES, INC.

                                 ("Mortgagor")


                                      to
================================================================================
                        HARRIS TRUST AND SAVINGS BANK,
================================================================================
                           individually and as Agent
================================================================================

                                 ("Mortgagee")
================================================================================

================================================================================
AMOUNT OF SECURED OBLIGATION:  $75,000,000

MATURITY DATES:

     (i)    Revolving Credit Note:  June 30, 2000

     (ii)   Term Credit 1 Notes:  June 30, 2000

     (iii)  Term Credit 2 Notes:  June 30, 2001

     (iv)   Letters of Credit:  December 31, 1998

ATTENTION OF RECORDING OFFICERS: THIS MORTGAGE IS INTENDED ALSO TO BE, AND IS TO BE INDEXED NOT ONLY AS A MORTGAGE BUT ALSO AS, A FILING COVERING FIXTURES AND MINERALS.

                     MORTGAGE AND SECURITY AGREEMENT WITH

                              ASSIGNMENT OF RENTS

                    THIS MORTGAGE SECURES FUTURE ADVANCES.

        This Mortgage and Security Agreement with Assignment of Rents (the "Mortgage") dated as of August 3, 1995 from Nu-West Industries, Inc., a Delaware corporation with its principal place of business and mailing address at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111 (hereinafter referred to as "Mortgagor") to HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation with its mailing address at 111 West Monroe Street, Chicago, Illinois 60690 (hereinafter referred to individually as "Harris"), as agent hereunder for the Lenders hereinafter defined (Harris acting as such agent and any successor or successors to Harris in such capacity being hereinafter referred to as "Mortgagee");

                         W I T N E S S E T H  T H A T:

        WHEREAS, Mortgagor has entered into with Harris (individually and as agent for the Lenders hereinafter defined) that certain Secured Credit Agreement dated as of even date herewith (such Secured Credit Agreement, as the same may from time to time be modified or amended, being hereinafter referred to as the "Credit Agreement"), a true and correct copy of which Credit Agreement is on file at the offices of Mortgagee, pursuant to which Harris and the lenders which may hereafter become parties thereto (Harris and all such other lenders being hereinafter referred to collectively as the "Lenders" and individually as a "Lender") commit, subject to certain terms and conditions, (i) to make a revolving credit facility (the "Revolving Credit") in the aggregate principal amount of not to exceed $15,000,000 at any one time outstanding available to Mortgagor during the period ending on June 30, 2000, (ii) to make term loans (the "Term Credit 1") in the aggregate principal amount of $25,000,000 available to Mortgagor, payable in installments with a final maturity of all principal and interest not required to be sooner paid of June 30, 2000, (iii) to make term loans (the "Term Credit 2") in the aggregate principal amount of $30,000,000 available to Mortgagor, payable in installments with a final maturity of all principal and interest not required to be sooner paid of June 30, 2001 and (iv) to issue letters of credit (individually, a "Letter of Credit" and collectively, the "Letters of Credit") for the account of Mortgagor in an aggregate face amount not to exceed $5,000,000 and with expiry dates no later than December 31, 1998;

        WHEREAS, (i) the Revolving Credit is evidenced and to be evidenced by Secured

Revolving Credit Notes (the "Revolving Credit Notes") of Mortgagor aggregating $15,000,000 bearing even date herewith and payable to the order of the respective Lender named thereon, whereby Mortgagor promises to pay the principal sum set forth thereon on June 30, 2000, with interest as set forth in the Credit Agreement, (ii) Term Credit 1 is evidenced and to be evidenced by Secured Term Loan Notes (the "Term Credit 1 Notes") of Mortgagor aggregating $25,000,000 and payable to the order of the respective Lender named thereon, with interest as set forth in the Credit Agreement, in installments as set forth therein with a final maturity of principal and interest not required to be sooner paid of June 30, 2000, (iii) Term Credit 2 is evidenced and to be evidenced by Secured Term Loan Notes (the "Term Credit 2 Notes"; the Revolving Credit Notes, the Term Credit 1 Notes and the Term Credit 2 Notes and any and all notes issued in renewal thereof or in substitution or replacement therefor being hereinafter collectively referred to as the "Notes") of Mortgagor aggregating $30,000,000 and payable to the order of the respective Lender named thereon, with interest as set forth in the Credit Agreement, in installments as set forth therein with a final maturity of principal and interest not required to be sooner paid of June 30, 2001, and (iv) the Letters of Credit are to be respectively issued upon and subject to the terms of applications and agreements for Letters of Credit to be executed by Mortgagor (individually, an "Application" and collectively, the "Applications");

        NOW, THEREFORE, to secure (i) the payment of the principal and premium, if any, of and interest on the Notes as and when the same become due and payable (whether by lapse of time, acceleration or otherwise) and all advances now or hereafter evidenced thereby, (ii) the payment of all sums owing in connection with the Letters of Credit (collectively, the "Reimbursement Obligations") as and when the same become due and payable, (iii) the obligation of Mortgagor to pay to Mortgagee and the Lenders certain fees, costs, expenses, indemnities and other amounts pursuant to the Credit Agreement and the Applications, (iv) the payment of all other indebtedness, obligations and liabilities which this Mortgage secures pursuant to any of its terms and (v) the observance and performance of all covenants and agreements contained herein or in the Note or in any other instrument or document at any time evidencing or securing any of the foregoing or setting forth terms and conditions applicable thereto (all of such indebtedness, obligations and liabilities described in clauses (i), (ii),
(iii), (iv) and (v) above being hereinafter collectively referred to as the "indebtedness hereby secured"), Mortgagor does hereby grant, bargain, sell, convey, mortgage, warrant, assign, and pledge unto Mortgagee, its successors and assigns, and grant to Mortgagee, its successors and assigns, a continuing security interest in, all and singular the properties, rights, interests and privileges described in Granting Clauses I, II, III, IV, V and VI below, all of the same being collectively referred to herein as the "Mortgaged Premises":

                               GRANTING CLAUSE I

        That certain real estate lying and being in County of Caribou and State of Idaho more particularly described in Schedule I attached hereto and made a part hereof.

                              GRANTING CLAUSE II

        All buildings and improvements of every kind and description heretofore or hereafter erected or placed on the property described in Granting Clause I and all materials intended for construction, reconstruction, alteration and repairs of the buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises immediately upon the delivery thereof to the said real estate, and all fixtures, machinery, apparatus, equipment, fittings and articles of personal property of every kind and nature whatsoever now or hereafter attached to or contained in or used or useful in connection with said real estate and the buildings and improvements now or hereafter located thereon and the operation, maintenance and protection thereof, including but not limited to all machinery, motors, fittings, radiators, awnings, shades, screens, all gas, coal, steam, electric, oil and other heating, cooking, power and lighting apparatus and fixtures, all fire prevention and extinguishing equipment and apparatus, all cooling and ventilating apparatus and systems, all plumbing, incinerating, and sprinkler equipment and fixtures, all elevators and escalators, all communication and electronic monitoring equipment, all window and structural cleaning rigs and all other machinery and equipment of every nature and fixtures and appurtenances thereto and all items of furniture, appliances, draperies, carpets, other furnishings, equipment and personal property used or useful in the operation, maintenance and protection of the said real estate and the buildings and improvements now or hereafter located thereon and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to said real estate, buildings or improvements in any manner, and all proceeds thereof; it being mutually agreed, intended and declared that all the aforesaid property shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and for the purpose of this Mortgage to be real estate and covered by this Mortgage; and as to the balance of the property aforesaid, this Mortgage is hereby deemed to be as well a Security Agreement under the provisions of the Uniform Commercial Code for the purpose of creating hereby a security interest in said property, which is hereby granted by Mortgagor as debtor to Mortgagee as secured party, securing the indebtedness hereby secured. The addresses of Mortgagor (debtor) and Mortgagee (secured party) appear at the beginning hereof.

                              GRANTING CLAUSE III

        All right, title and interest of Mortgagor now owned or hereafter acquired in and to all and singular the estates, tenements, hereditaments, privileges, easements, licenses, franchises, appurtenances and royalties, oil, water, mining and mineral rights including, but not limited to, all unsevered and unextracted minerals of any kind and nature, belonging or in any wise appertaining to the property described in the preceding Granting Clause I and the buildings and improvements now or hereafter located thereon and the reversions, rents, issues, revenues and profits thereof, including all interest of Mortgagor in all rents, issues and profits of the aforementioned property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advanced rent or for security) under any and all leases or subleases and renewals thereof, or under any contracts or options for the sale of all or any part of, said property (including during any period allowed by law for the redemption of said property after any foreclosure or other sale), together with the right, but not the obligation, to collect, receive and receipt for all such rents and other sums and apply them to the indebtedness hereby secured and to demand, sue for and recover the same when due or payable; provided that the assignments made hereby shall not impair or diminish the obligations of Mortgagor under the provisions of such leases or other agreements nor shall such obligations be imposed upon Mortgagee. By acceptance of this Mortgage, Mortgagee agrees, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor that until an Event of Default shall occur giving Mortgagee the right to foreclose this Mortgage, Mortgagor may collect, receive (but not more than 30 days in advance) and enjoy such rents.

                              GRANTING CLAUSE IV

        All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the property described in Granting Clause I or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets (collectively, "Condemnation Awards").

                               GRANTING CLAUSE V

        All property and rights, if any, which are by the express provisions of this Mortgage required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter, by installation or writing of any kind, be subjected to the lien hereof by Mortgagor or by anyone in Mortgagor's behalf.

                              GRANTING CLAUSE VI

        All rights in and to common areas and access roads on adjacent properties heretofore or hereafter granted to Mortgagor and any after-acquired title or reversion in and to the beds of any ways, roads, streets, avenues and alleys adjoining the property described in Granting Clause I or any part thereof.

        TO HAVE AND TO HOLD the Mortgaged Premises and the properties, rights and privileges hereby granted, bargained, sold, conveyed, mortgaged, warranted, pledged and assigned, and in which a security interest is granted, or intended so to be, unto Mortgagee, its successors and assigns, forever; provided, however, that this Mortgage is upon the express condition that if the principal of and interest on the Notes and all sums from time to time advanced thereon shall be paid in full and all other indebtedness hereby secured shall be fully paid and performed (including all sums payable under or according to the provisions of the Applications), all Letters of Credit shall have expired and any commitment contained in the Credit Agreement to extend credit thereunder shall have terminated, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void and this Mortgage shall be released by Mortgagee upon the written request and at the expense of Mortgagor, otherwise to remain in full force and effect.

        Mortgagor hereby covenants and agrees with Mortgagee as follows:

         1. Payment of the Indebtedness. The indebtedness hereby secured will be promptly paid as and when the same becomes due.

         2. Ownership of Mortgaged Premises. Mortgagor covenants and warrants that it is lawfully seized of and has good and marketable title to the Mortgaged Premises free and clear of all liens, charges and encumbrances whatever except those exceptions to title listed on Schedule II attached hereto (the "Permitted Exceptions") and Mortgagor has good right, full power and authority to convey, transfer and mortgage the same to Mortgagee for the uses and purposes set forth in this Mortgage; and Mortgagor will warrant and forever defend the title to the Mortgaged Premises subject to the Permitted Exceptions against all claims and demands whatsoever.

         3. Further Assurances. Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Mortgage and, without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the Granting Clauses hereof or intended so to be.

         4. Possession. Provided no Event of Default has occurred and is continuing hereunder, Mortgagor shall be suffered and permitted to remain in full possession, enjoyment and control of the Mortgaged Premises, subject always to the observance and performance of the terms of this Mortgage.

         5. Payment of Taxes. Mortgagor shall pay before any penalty attaches, all general taxes and all special taxes, special assessments, water, drainage and sewer charges and all other charges of any kind whatsoever, ordinary or extraordinary, which may be levied, assessed, imposed or charged on or against the Mortgaged Premises or any part thereof and which, if unpaid, might by law become a lien or charge upon the Mortgaged Premises or any part thereof, and shall, upon written request, exhibit to Mortgagee official receipts evidencing such payments, except that, unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced, no such charge or claim need be paid if being contested (except to the extent any full or partial payment shall be required by law), after notice to Mortgagee, by appropriate proceedings which shall operate to prevent the collection thereof or the sale or forfeiture of the Mortgaged Premises or any part thereof to satisfy the same, conducted in good faith and with due diligence and if Mortgagor shall have furnished such security, if any, as may be required in the proceedings or requested by Mortgagee.

         6. Payment of Taxes on Indebtedness Hereby Secured, Mortgage or Interest of Mortgagee. Mortgagor agrees that if any tax, assessment or imposition upon this Mortgage or the indebtedness hereby secured, the Notes, the Applications, or the interest of Mortgagee or any Lender in the Mortgaged Premises or upon Mortgagee or any Lender by reason of or as a holder of any of the foregoing (including, without limitation, corporate privilege, franchise and excise taxes, but excepting therefrom any income tax on interest payments on the principal portion of the indebtedness hereby secured imposed by the United States or any state) is levied, assessed or charged, then, unless all such taxes are paid by Mortgagor to, for or on behalf of Mortgagee or such Lender, as the case may be, as they become due and payable (which Mortgagor agrees to do upon demand of Mortgagee, to the extent permitted by law), or Mortgagee or any Lender, as the case may be, is reimbursed for any such sum advanced by Mortgagee or such Lender, as the case may be, all sums hereby secured shall become immediately due and payable, at the option of Mortgagee or such Lender, as the case may be, upon thirty (30) days' notice to Mortgagor, notwithstanding anything contained herein or in any law heretofore or hereafter enacted, including any provision thereof forbidding Mortgagor from making any such payment. Mortgagor agrees to exhibit to Mortgagee, upon request, official receipts showing payment of all taxes and charges which Mortgagor is required to pay hereunder.

         7. Recordation and Payment of Taxes and Expenses Incident Thereto. Mortgagor will cause this Mortgage, all mortgages supplemental hereto and any financing statement or other notice of a security interest required by Mortgagee at all times to be kept, recorded and filed at its own expense in such manner and in such places as may be required by law for the recording and filing or for the rerecording and refiling of a mortgage, security interest, assignment or other lien or charge upon the Mortgaged Premises, or any part thereof, in order fully to preserve and protect the rights of Mortgagee hereunder and, without limiting the foregoing, Mortgagor will pay or reimburse Mortgagee for the payment of any and all taxes, fees or other charges incurred in connection with any such recordation or rerecordation, including any documentary stamp tax or tax imposed upon the privilege of having this Mortgage or any instrument issued pursuant hereto recorded.

         8. Insurance. Mortgagor will, at its expense, keep all buildings, improvements, equipment and other property now or hereafter constituting part of the Mortgaged Premises insured against loss or damage by fire, lightning, windstorm, explosion and such other risks as are usually included under extended coverage policies, or which are usually insured against by owners of like property, in amount sufficient to prevent Mortgagor or Mortgagee from becoming a co-insurer of any partial loss under applicable policies and in any event not less than the then full insurable value (actual replacement value without deduction for physical depreciation) thereof, as determined at the request of Mortgagee and at Mortgagor's expense by the insurer or insurers or by an expert approved by Mortgagee, all under insurance policies payable, in case of loss or damage, to Mortgagee (and, if Mortgagee so requests, naming Mortgagee or the Lenders or any of the foregoing as an additional insured therein), such rights to be evidenced by the usual standard non-contributory form of mortgage clause to be attached to each policy. Mortgagor shall not carry separate insurance concurrent in kind or form and contributing in the event of loss, with any insurance required hereby. Mortgagor shall also obtain and maintain public liability, property damage and workmen's compensation insurance in each case in form and content reasonably satisfactory to Mortgagee and in amounts as are customarily carried by owners of like property and approved by Mortgagee. Mortgagor shall also obtain and maintain such other insurance with respect to the Mortgaged Premises in such amounts and against such insurable hazards as Mortgagee from time to time may reasonably require, including, without limitation, boiler and machinery insurance, insurance against flood risks, host liquor liability, war risk insurance when and to the extent obtainable from the United States Government or any agency thereof, and insurance against loss of rent due to fire and risks now or hereafter embraced by so-called "extended coverage". All insurance required hereby shall be maintained with good and responsible insurance companies reasonably satisfactory to Mortgagee and shall not provide for any deductible amount in excess of $500,000 not approved in writing by Mortgagee, shall provide that any losses shall be payable notwithstanding any act or negligence of Mortgagor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Mortgagor and Mortgagee of written notice thereof, and shall be reasonably satisfactory to Mortgagee in all other respects. Upon the execution of this Mortgage and thereafter not less than fifteen (l5) days prior to the expiration date of any policy delivered pursuant to this Mortgage, Mortgagor will deliver to Mortgagee originals of any policy or renewal policy, as the case may be, required by this Mortgage, bearing notations evidencing the payment of all premiums. In the event of foreclosure, Mortgagor authorizes and empowers Mortgagee to effect insurance upon the Mortgaged Premises in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor to cancel any or all existing insurance policies.


         9.  Damage to or Destruction of Mortgaged Premises.

             (a) Notice. In case of any material damage to or destruction of the Mortgaged

        Premises or any part thereof, Mortgagor shall promptly give written notice thereof to Mortgagee, generally describing the nature and extent of such damage or destruction.

             (b) Restoration. In case of any damage to or destruction of the Mortgaged Premises or any part thereof, Mortgagor, whether or not the insurance proceeds, if any , received on account of such damage or destruction shall be sufficient for the purpose, at Mortgagor's expense, will promptly commence and complete (subject to unavoidable delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions and similar causes beyond the reasonable control of Mortgagor) the restoration, replacement or rebuilding of the Mortgaged Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

             (c) Adjustment of Loss. Mortgagor hereby authorizes Mortgagee, at Mortgagee's option, to adjust and compromise any losses exceeding $100,000 under any insurance afforded, but unless Mortgagee elects to adjust the losses as aforesaid, said adjustment and/or compromise shall be made by Mortgagor, subject to final approval of Mortgagee.

             (d) Application of Insurance Proceeds. Net insurance proceeds received by Mortgagee under the provisions of this Mortgage or any instruments supplemental hereto or thereto or under any policy or policies of insurance covering the Mortgaged Premises or any part thereof shall first be applied as a prepayment on the Notes (and Mortgagee is hereby irrevocably authorized and directed to make such an application whether or not the Notes may then be due or otherwise adequately secured) and shall thereafter be applied to the reduction of any other indebtedness hereby secured: provided, however, that such proceeds shall be made available for the restoration of the portion of the Mortgaged Premises damaged or destroyed if written application for such use is made within thirty (30) days of receipt of such proceeds and the following conditions are satisfied: (i) Mortgagor has in effect business interruption insurance covering the income to be lost during the restoration period as a result of the damage or destruction to the Mortgaged Premises or provides Mortgagee with other evidence satisfactory to it that Mortgagor has cash resources sufficient to pay its obligations during the restoration period; (ii) the effect of the damage to or destruction of the Mortgaged Premises giving rise to receipt of the insurance proceeds is not to terminate, or give a lessee the option to terminate, any lease of all or any portion of the Mortgaged Premises; (iii) no Event of Default, or event which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default, shall have occurred or be continuing (and if such an event shall occur during restoration Mortgagee may, at its election, apply any insurance proceeds then remaining in its hands to the reduction of the indebtedness evidenced by the Notes and the other indebtedness hereby secured); (iv) Mortgagor shall have submitted to Mortgagee plans and specifications for the restoration which shall be satisfactory to it; (v) Mortgagor shall submit to Mortgagee fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, Mortgagor shall have deposited the amount of such deficiency with Mortgagee and (vi) Mortgagor shall have obtained a waiver of the right of subrogation from any insurer under such policies of insurance who at that time claims that no liability exists as to Mortgagor or the insured under such policies. Any insurance proceeds to be released pursuant to the foregoing provisions may at the option of Mortgagee be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may at Mortgagee's option be made directly to Mortgagor or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer acceptable to Mortgagee. Mortgagee may impose such further conditions upon the release of insurance proceeds (including the receipt of title insurance) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all liens or claims for lien. All title insurance charges and other costs and expenses paid to or for the account of Mortgagor in connection with the release of such insurance proceeds shall constitute so much additional indebtedness hereby secured to be payable upon demand with interest at the rate applicable to the Notes at the time such costs or expenses are incurred. Mortgagee may deduct any such costs and expenses from insurance proceeds at any time standing in its hands. If Mortgagor fails to request that insurance proceeds be applied to the restoration of the improvements or if Mortgagor makes such a request but fails to complete restoration within a reasonable time, Mortgagee shall have the right, but no the duty, to restore or rebuild said Mortgaged Premises or any part thereof for or on behalf of Mortgagor in lieu of applying said proceeds to the indebtedness hereby secured and for such purpose may do all necessary acts, including using funds deposited by Mortgagor as aforesaid and advancing additional funds for the purpose of restoration, all such additional funds to constitute part of the indebtedness hereby secured payable upon demand with interest at the Default Rate.

        10. Eminent Domain. Mortgagor acknowledges that Condemnation Awards have been assigned to Mortgagee, which awards Mortgagee is hereby irrevocably authorized to collect and receive, and to give appropriate receipts and acquittances therefor and to apply the same toward the payment of the amount owing on account of the indebtedness hereby secured in such order of application as Mortgagee may elect and whether or not the same may then be due and payable or otherwise adequately secured, and Mortgagor covenants and agrees that Mortgagor will give Mortgagee prompt notice of the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting all or any part of the Mortgaged Premises including any easement therein or appurtenance thereof or severance and consequential damage and change in grade of streets, and will deliver to Mortgagee copies of any and all papers served in connection with any such proceedings. Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times upon request, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all awards and other compensation heretofore and hereafter to be made to Mortgagor for any taking, either permanent or temporary, under any such proceeding for application by Mortgagee in accordance with this Mortgage.

        11. Construction, Repair, Waste, Etc. Mortgagor agrees that no building or other improvement on the Mortgaged Premises and constituting a part thereof shall be materially altered, removed or demolished nor shall any fixtures or appliances on, in or about said buildings or improvements be severed, removed, sold or mortgaged, without the consent of Mortgagee and in the event of the demolition or destruction in whole or in part of any of the fixtures, chattels or articles of personal property covered hereby, Mortgagor covenants that the same will be replaced promptly by similar fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from any security interest in or encumbrance thereon or reservation of title thereto, except such an interest arising under this Mortgage; to permit, commit or suffer no waste, impairment or deterioration of the Mortgaged Premises or any part thereof; to keep and maintain said Mortgaged Premises and every part thereof in good and first class repair and condition; as appropriate for the business to effect such repairs as Mortgagee may reasonably require and from time to time to make all needful and proper replacements and additions so that said buildings, fixtures, machinery and appurtenances will, at all times, be in good and first class condition, fit and proper for the respective purposes for which they were originally erected or installed; to comply with all statutes, orders, requirements or decrees relating to the Mortgaged Premises by any federal, state or municipal authority; to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of the Mortgaged Premises or any part thereof and not to initiate or acquiesce in any changes to or terminations of any of the foregoing or of zoning classifications affecting the use to which the Mortgaged Premises or any part thereof may be put without the prior written consent of Mortgagee; and to make no material alterations in or improvements or additions to the Mortgaged Premises except as required by governmental authority or as permitted by Mortgagee.

        12. Liens and Encumbrances. Mortgagor will not, without the prior written consent of Mortgagee, directly or indirectly, create or suffer to be created or to remain and will discharge or promptly cause to be discharged any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Mortgaged Premises or any part thereof, whether superior or subordinate to the lien hereof, except for this Mortgage and the Permitted Exceptions.

        13. Right of Mortgagee to Perform Mortgagor's Covenants, Etc. If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, Mortgagee, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor, and may enter upon the Mortgaged Premises or any part thereof for such purpose and take all such action thereon as, in the opinion of Mortgagee, may be necessary or appropriate therefor. All sums so paid by Mortgagee and all costs and expenses (including without limitation attorneys' fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence at the Default Rate, shall constitute so much additional indebtedness hereby secured and shall be paid by Mortgagor to Mortgagee on demand.

Mortgagee in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof. Mortgagee, in performing any act hereunder, shall be the sole judge of whether Mortgagor is required to perform same under the terms of this Mortgage.

        14. After-Acquired Property. Any and all property hereafter acquired which is of the kind or nature herein provided, or intended to be and become subject to the lien hereof, shall ipso facto, and without any further conveyance, assignment or act on the part of Mortgagor, become and be subject to the lien of this Mortgage as fully and completely as though specifically described herein; but nevertheless Mortgagor shall from time to time, if requested by Mortgagee, execute and deliver any and all such further assurances, conveyances and assignments as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Mortgage all such property.

        15. Inspection by Mortgagee or Lenders. Mortgagee, any Lender and their respective representatives shall have the right to inspect the Mortgaged Premises at all reasonable times, and access thereto shall be permitted for that purpose.

        16. Financial Reports. Mortgagor will furnish Mortgagee with the financial information required pursuant to the Credit Agreement.

        17. Subrogation. Mortgagor acknowledges and agrees that Mortgagee shall be subrogated to any lien discharged out of the proceeds of any extension of credit evidenced by the Notes, the Letters of Credit or the Applications or out of any advance by Mortgagee hereunder, irrespective of whether or not any such lien may have been released of record.

        18. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

             (a) (i) default in the payment when due of any principal of any Note or any Reimbursement Obligation or (ii) default in the payment when due of any interest on any Note or Reimbursement Obligation or of any other indebtedness hereby secured and the continuation thereof for two
        (2) Business Days (as defined in the Credit Agreement); or

             (b) the Mortgaged Premises or any part thereof shall be sold, transferred, or conveyed, whether voluntarily or involuntarily, by operation of law or otherwise, except for sales of obsolete, worn out or unusable fixtures or personal property which are concurrently replaced with similar fixtures or personal property at least equal in quality and condition to those sold and owned by Mortgagor free of any lien, charge or encumbrance other than the lien hereof; or

             (c) any proceedings are commenced to foreclose or otherwise realize upon any such lien or charge or to have a receiver appointed for the property subject thereto or to place the holder of such indebtedness or its representative in possession thereof; or

             (d) any event occurs or condition exists which is specified as an Event of Default under the Credit Agreement; or

             (e)  the Mortgaged Premises is abandoned.

        19. Remedies. When any Event of Default has happened and is continuing (regardless of the pendency of any proceeding which has or might have the effect of preventing Mortgagor from complying with the terms of this instrument and of the adequacy of the security for the Notes, the Reimbursement Obligations and the other indebtedness hereby secured) and in addition to such other rights as may be available under applicable law, but subject at all times to any mandatory legal requirements:

             (a) Acceleration. Mortgagee may, by written notice to Mortgagor, declare the Notes and all unpaid indebtedness hereby secured, including any interest then accrued thereon, to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without other notice or demand of any kind.

             (b) Uniform Commercial Code. Mortgagee shall, with respect to any part of the Mortgaged Premises constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code of Idaho, have all the rights, options and remedies of a secured party under said Uniform Commercial Code, including without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found, to the extent permitted by applicable law. Any requirement of said Uniform Commercial Code for reasonable notification shall be met by mailing written notice to Mortgagor at its address above set forth at least ten (l0) days prior to the sale or other event for which such notice is required. The reasonable costs and expenses of retaking, selling, and otherwise disposing of said property, including attorneys' fees and legal expenses incurred in connection therewith, shall constitute so much additional indebtedness hereby secured and shall be payable upon demand with interest at the Default Rate. In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Mortgaged Premises which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property.

             (c) Foreclosure. Mortgagee may proceed to protect and enforce the rights of Mortgagee hereunder (i) by any action at law, suit in equity or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, or (ii) by the foreclosure of this Mortgage.


             (d) Appointment of Receiver. Mortgagee shall be entitled, to the full extent provided by law, to the appointment by a court having jurisdiction of a receiver or receivers to take possession of and protect the Mortgaged Premises and the rents, issues and profits thereof, with such power as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Mortgaged Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise.

             (e) Taking Possession, Collecting Rents, Etc. Mortgagee may enter and take possession of the Mortgaged Premises or any part thereof and manage, operate, insure, repair and improve the same and take any action which, in Mortgagee's judgment, is necessary or proper to conserve the value of the Mortgaged Premises. Mortgagee may also take possession of, and for these purposes use, any and all personal property contained in the Mortgaged Premises and used in the operation, rental or leasing thereof or any part thereof. Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues and profits of the Mortgaged Premises or any part thereof (and for such purpose Mortgagor does hereby irrevocably constitute and appoint Mortgagee its true and lawful attorney-in-fact for it and in its name, place and stead to receive, collect and receipt for all of the foregoing, Mortgagor irrevocably acknowledging that any payment made to Mortgagee hereunder shall be a good receipt and acquittance against Mortgagor to the extent so made) and to apply same to the reduction of the indebtedness hereby secured. The right to enter and take possession of the Mortgaged Premises and use any personal property therein, to manage, operate and conserve the same, and to collect the rents, issues and profits thereof, shall be in addition to all other rights or remedies of Mortgagee hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The expenses (including any receiver's fees, counsels' fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be so much additional indebtedness hereby secured which Mortgagor promises to pay upon demand together with interest at the Default Rate. Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any rents actually received by Mortgagee. Without taking possession of the Mortgaged Premises, Mortgagee may, in the event the Mortgaged Premises becomes vacant or is abandoned, take such steps as it deems appropriate to protect and secure the Mortgaged Premises (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional indebtedness hereby secured payable upon demand with interest thereon at the Default Rate.

        20. Waiver of Right to Redeem From Sale - Waiver of Appraisement, Valuation, Etc. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws", now existing or hereafter enacted in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Premises marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Premises sold as an entirety. In the event of any sale made under or by virtue of this Mortgage, the whole of the Mortgaged Premises may be sold in one parcel as an entirety or in separate lots or parcels at the same or different times, all as the

Mortgagee may determine. Mortgagee shall have the right to become the purchaser at any sale made under or by virtue of this Mortgage and Mortgagee so purchasing at any such sale shall have the right to be credited upon the amount of the bid made therefor by Mortgagee with the amount payable to Mortgagee out of the net proceeds of such sale. In the event of any such sale, the Notes, the Reimbursement Obligations and the other indebtedness hereby secured, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. Mortgagor hereby waives any and all rights of redemption prior to or from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of Mortgagor, and each and every person acquiring any interest in, or title to the Mortgaged Premises described herein subsequent to the date of this Mortgage, and on behalf of all other persons to the extent permitted by applicable law.

        21. Costs and Expenses of Foreclosure. In any suit to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee and/or any or all of the Lenders for attorneys' fees, appraisers' fees, environmental auditors' fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, Torrens certificates and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Mortgaged Premises, all of which expenditures shall become so much additional indebtedness hereby secured which Mortgagor agrees to pay and all of such shall be immediately due and payable with interest thereon from the date of expenditure until paid at the Default Rate.

        22. Application of Proceeds. The proceeds of any foreclosure sale of the Mortgaged Premises or of any sale of property pursuant to Section 19(b) hereof shall be distributed in the following order of priority: First, on account of all costs and expenses incident to the foreclosure or other proceedings including all such items as are mentioned in Sections 19(b) and 21 hereof; Second, to all other items which under the terms hereof constitute indebtedness hereby secured in addition to that evidenced by the Notes or the Applications or arising in connection with the Letters of Credit, with interest thereon as herein provided; Third, to all principal of and interest on the Notes and the Applications with any overplus to the person or persons lawfully entitled to same. If such indebtedness is not at the time due, an amount equal to the amount thereof shall be held by Mortgagee unless and until the same becomes due and then applied to the payment of the same.

        23. Deficiency Decree. If at any foreclosure proceeding the Mortgaged Premises shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall, to the extent permitted by applicable law, be entitled to the entry of a deficiency decree against Mortgagor and against the property of Mortgagor for the amount of such deficiency; and Mortgagor does hereby irrevocably consent to the appointment of a receiver for the Mortgaged Premises and the property of Mortgagor and of the rents, issues and profits thereof after such sale and until such deficiency decree is satisfied in full.

        24. Mortgagee's and Lenders' Remedies Cumulative - No Waiver. No remedy or right of Mortgagee or any Lender shall be exclusive of but shall be cumulative and in addition to every other remedy or right now or hereafter existing at law or in equity or by statute or otherwise. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Mortgagee.

        25. Mortgagee or Lenders Party to Suits. If Mortgagee or any Lender shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Premises or the title thereto or the interest of Mortgagee or any Lender under this Mortgage (including probate and bankruptcy proceedings), or if Mortgagee or any Lender employs an attorney to collect any or all of the indebtedness hereby secured or to enforce any of the terms hereof or realize hereupon or to protect the lien hereof, or if Mortgagee or any Lender shall incur any costs or expenses in preparation for the commencement of any foreclosure proceedings or for the defense of any threatened suit or proceeding which might affect the Mortgaged Premises or the security hereof, whether or not any such foreclosure or other suit or proceeding shall be actually commenced, then in any such case, Mortgagor agrees to pay to Mortgagee or such Lender, as the case may be, immediately and without demand, all reasonable costs, charges, expenses and attorney's fees incurred by Mortgagee or such Lender, as the case may be, in any such case, and the same shall constitute so much additional indebtedness hereby secured payable upon demand with interest at the Default Rate.

        26. Modifications Not to Affect Lien. Mortgagee, without notice to anyone, and without regard to the consideration, if any, paid therefor, or the presence of other liens on the Mortgaged Premises, may in its discretion release any part of the Mortgaged Premises or any person liable for any of the indebtedness hereby secured, may extend the time of payment of any of the indebtedness hereby secured and may grant waivers or other indulgences with respect hereto and thereto, and may agree with Mortgagor to modifications to the terms and conditions contained herein or otherwise applicable to any of the indebtedness hereby secured (including modifications in the rates of interest applicable thereto), without in any way affecting or impairing the liability of any party liable upon any of the indebtedness hereby secured or the priority of the lien of this Mortgage upon all of the Mortgaged Premises not expressly released, and any party acquiring any direct or indirect interest in the Mortgaged Premises shall take same subject to all of the provisions hereof.

        27. Notices. All communications provided for herein shall be in writing and shall be deemed to have been given when delivered personally or mailed by first class mail, postage prepaid, addressed to the parties hereto at their addresses as shown at the beginning of this Mortgage and, if to the Lenders, at their addresses as shown on the signature pages of the Credit Agreement or to such other and different address as shall be designated by any such party pursuant to a written notice sent in accordance with the provisions of this Section.

        28. Compliance with Environmental Laws. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, after due inquiry, except for matters or conditions which would not result in a material adverse effect on or to Mortgagor or the Mortgaged Premises, and except as set forth in Schedule
5.13 to the Credit Agreement and the environmental reports concerning the Mortgaged Premises dated October 1993 and July 1995 (collectively, the "Environmental Disclosure"), (i) the Mortgaged Premises complies with all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S)1251 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)11001 et seq., the Clean Air Act, 42 U.S.C.
(S)7401 et seq., the National Environmental Policy Act, 42 U.S.C. (S)4321, the Rivers and Harbors Act, 33 U.S.C. (S)401 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S)651 et seq., and the Safe Drinking Water Act, 42 U.S.C.
(S)300(f) et seq., and all rules or regulations promulgated thereunder, and any of the above which may be amended from time to time (collectively, "Governmental Regulations"), and (ii) the Mortgagor has not manufactured, used, treated, stored, transported or disposed of any Hazardous Substances (as that term is defined in paragraph 29 below), except in compliance with Governmental Regulations.

         29.  Condition of Property.  Mortgagor warrants and represents that, to the best of its knowledge, after due inquiry, except for matters or conditions which would not result in a material adverse effect on or to Mortgagor or the Mortgaged Premises, and except to the extent that no applicable Governmental Regulations are violated, and except as set forth in the Environmental Disclosure: the Mortgaged Premises, including all personal property, is free from contamination, that there has not been thereon a release, discharge or emission, or threat of release, discharge or emission, of any hazardous substance, gas or liquid (including, without limitation, petroleum, its derivatives or by-products, or other hydrocarbons), or any other substance, gas or liquid, which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to safety, health or the environment (collectively, "Hazardous Substances"), and that the Mortgaged Premises does not contain, or is not affected by: (i) asbestos, (ii) urea formaldehyde foam insulation, (iii) polychlorinated biphenyls (PCB's), (iv) underground storage tanks, (v) landfills, land disposals or dumps.

        30. Notice of Environmental Problem. Mortgagor represents and warrants that, except as set forth in the Environmental Disclosure, it has not given nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Mortgagor has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is threat of release, of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Mortgaged Premises; (iii) Mortgagor may be or is liable, in whole or in part, for the costs or cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the Mortgagor's property or assets are subject to a lien in favor of any governmental body for any liability, costs or damages, under federal, state or local environmental law, rule or regulation arising from or costs incurred by such governmental entity in response to a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons). In the event that Mortgagor receives any notice of the type described in this Section, Mortgagor shall promptly provide a copy to Mortgagee, and in no event, later than fifteen (15) days from Mortgagor's receipt or submission thereof.

        31. Use of Property and Facilities. Mortgagor covenants and agrees, during the term of this Mortgage, that except to the extent that no applicable Governmental Regulations are or will be violated in connection therewith and except for matters or conditions which would not result in a material adverse effect on or to Mortgagor or the Mortgaged Premises: it shall not conduct, any business, operations or activity on the Mortgaged Premises, or employ or use the personal property or facilities, to manufacture, use, generate, treat, store, transport or dispose of any Hazardous Substances. The provisions of this Section shall apply to all real and personal property, without limitation, owned or operated by Mortgagor or its subsidiaries.

        32. Default Rate. For purposes of this Mortgage, the term "Default Rate" shall mean the rate per annum determined by adding 2% to the rate per annum announced from time to time by Harris Trust and Savings Bank as its prime commercial rate, with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to become effective on the date of such change in said prime commercial rate.

        33. Partial Invalidity. All rights, powers and remedies provided herein are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity and enforceability of the other terms of this Mortgage shall in no way be affected thereby.

        34. Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Mortgage contained by or on behalf of Mortgagor, or by or on behalf of Mortgagee, shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not. If more than one party signs this instrument as Mortgagor, then the term "Mortgagor" as used herein shall mean all of such parties, jointly and severally.

        35. Headings. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

        36. Changes, Etc. This instrument and the provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        37. Governing Law. The creation of the Mortgage, the perfection of the lien or security interest in the Mortgaged Premises, and the rights and remedies of Mortgagee with respect to the Mortgaged Premises, as provided herein and by the laws of the state in which the Mortgaged Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Mortgaged Premises is located without regard to principles of conflicts of law. Otherwise, the Credit Agreement, the Notes, the Applications and all other obligations of Mortgagor (including, but not limited to, the liability of Mortgagor for any deficiency following a foreclosure or other sale of all or any part of the Mortgaged Premises) shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered.

        38. Liens Absolute, Etc. Mortgagor acknowledges and agrees that the liens and security interests hereby created are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee or any other holders of any of the indebtedness hereby secured, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by Mortgagee or any other holder of any of the indebtedness hereby secured of any other security for or guarantors upon any of the indebtedness hereby secured or by any failure, neglect or omission on the part of Mortgagee or any other holder of any of the indebtedness hereby secured to realize upon or protect any of the indebtedness hereby secured or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the indebtedness hereby secured, or of any collateral security therefor, or of any guaranty thereof, or of any loan agreement executed in connection therewith. In order to realize hereon and to exercise the rights granted Mortgagee hereby and under applicable law, there shall be no obligation on the part of Mortgagee or any other holder of any of the indebtedness hereby secured at any time to first resort for payment to the obligor on any note evidencing any of the indebtedness hereby secured or to any guaranty of any of the indebtedness hereby secured or any part thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and Mortgagee shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

        39. Direct and Primary Security -- No Subrogation. The lien and security herein created and provided for stands as direct and primary security for the Notes and the Applications as well as for any of the other indebtedness hereby secured. No application of any sums received by Mortgagee in respect of the Mortgaged Premises or any disposition thereof to the reduction of the indebtedness hereby secured or any part thereof shall in any manner entitle Mortgagor to any right, title or interest in or to the indebtedness hereby secured or any collateral security therefor, whether by subrogation or otherwise, unless and until all indebtedness hereby secured has been fully paid and satisfied.

        40. Revolving Credit Loan. This Mortgage is given to secure, among other things, a revolving credit loan and shall secure not only presently existing indebtedness under the Credit Agreement but also future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no indebtedness hereby secured outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all indebtedness hereby secured, including future advances, from the time of its filing for record in the recorder's or registrar's office of the county in which the Mortgaged Premises are located. The total amount of indebtedness hereby secured may increase or decrease from time to time, but the total unpaid balance of indebtedness hereby secured (including disbursements which Mortgagee may make under this Mortgage, the

Credit Agreement or any other documents related thereto) at any one time outstanding shall not exceed a maximum principal amount of One Hundred Thirty Million Dollars ($130,000,000) plus interest thereon and any disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Premises and interest on such disbursements (all such indebtedness being hereinafter referred to as the "maximum amount secured hereby"). This Mortgage shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Premises, to the extent of the maximum amount secured hereby.

        41. Agent. Mortgagee has been appointed as agent pursuant to the Credit Agreement. In acting under or by virtue of this Mortgage, Mortgagee shall be entitled to all the rights, authority, privileges and immunities provided in Section 10 of the Credit Agreement, a copy of which Section 10 is attached hereto as Exhibit A, all of which provisions of said Section 10 are incorporated by reference herein with the same force and effect as if set forth herein. Mortgagee hereby disclaims any representation or warranty to the Lenders concerning the perfection of the security interest granted hereunder or the value of the Mortgaged Premises.

       IN WITNESS WHEREOf, Mortgagor has caused these presents to be signed and sealed the day and year first above written.

                                      Nu-West Industries, Inc.

                                      By Its


                                      (Type or Print Name)

State of ___________  )

                      )   SS.

County of _________   )

        On this ____ day of August, 1995, before me__________________________,a notary public for said State, personally appeared_____________________________, known or identified to me to be the ______________________________ of Nu-West Industries, Inc., a Delaware corporation, the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         Notary Public

                                         Residing at:

                                         My Commission Expires:

                                   EXHIBIT A

                         SECTION 10 AGENCY PROVISIONS

 .C.SECTION 10.  THE AGENT;.

   .c2.Section 10.1. Appointment and Authorization;. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Security Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Agent may waive receipt of a Lien on any after acquired fixed assets or intangibles of the Company and on negotiable instruments and documents. The Agent may resign at any time by sending twenty (20) days prior written notice to the Company and the Banks and may be removed by the Required Banks upon twenty (20) days prior written notice to the Company and the Banks. In the event of any such resignation or removal the Required Banks may appoint a new agent after consultation with the Company and due consideration of its views, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the Security Documents. Any resigning or removed Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Banks and (i) the Company shall be directed to make all payments due each Bank hereunder directly to such Bank and (ii) the Agent's rights in the Security Documents shall be assigned without representation, recourse or warranty to the Banks as their interests may appear.

   .c2.Section 10.2. Rights as a Bank;. The Agent has and reserves all of the rights, powers and duties hereunder and under its Notes and the other Loan Documents as any Bank may have and may exercise the same as though it were not the Agent and the terms "Bank" or "Banks" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Bank.

   .c2.Section 10.3. Standard of Care;. The Banks acknowledge that they have received and approved copies of the Loan Documents, and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Banks with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company in computing the Borrowing Base. Neither the Agent nor any director, officer employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Potential Default or Event of Default exists unless notified to the contrary by a Bank. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Banks. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Banks but unless and until the Required Banks have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Banks. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such owner in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Bank with respect thereto.

   .c2.Section 10.4;. Costs and Expenses;. Each Bank agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company or out of the Collateral, all such costs and expenses to be borne by the Banks ratably in accordance with the amounts of their respective Commitments. If any Bank fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

   .c2.Section 10.5;. Indemnity;. The Banks shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the Applications or the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Bank defaults in its obligations under this Section 10.5, its share of the obligations shall be paid pro rata by the remaining Banks, but without in any manner releasing the defaulting Bank from its liability hereunder.

        .cl.

                                  SCHEDULE I

                               LEGAL DESCRIPTION

                                 SCHEDULE II

                             PERMITTED EXCEPTIONS

                                                                EXHIBIT 10(y) b.
                           NU-WEST INDUSTRIES, INC.

                              SECURITY AGREEMENT

     This Security Agreement (the "Agreement") dated as of August 3, 1995 by and between Nu-West Industries, Inc., a Delaware corporation with its principal place of business and mailing address at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111 (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation with its mailing address 111 West Monroe Street, Chicago, Illinois 60690, acting as agent hereunder for the Lenders hereinafter identified and defined (said Harris Trust and Savings Bank acting as such agent and any successor or successors to said Harris Trust and Savings Bank acting in such capacity being hereinafter referred to as the "Agent");

                               WITNESSETH THAT:

     WHEREAS, the Company, Harris Trust and Savings Bank, individually and as agent, and certain other lenders have entered into a Secured Credit Agreement of even date herewith (such Credit Agreement as the same may be amended, modified or restated from time to time being hereinafter referred to as the "Credit Agreement"), pursuant to which such lenders (such lenders which are now or which from time to time hereafter become party to the Credit Agreement being hereinafter referred to collectively as the "Lenders" and individually as a "Lender") have agreed, subject to certain terms and conditions, to extend a revolving credit facility, a letter of credit facility and two term credit facilities to the Company;

     WHEREAS, the Company may from time to time enter into one or more interest rate exchange, cap, collar, floor or other agreements with one or more of the Lenders party to the Credit Agreement for the purpose of hedging or otherwise protecting the Company against changes in interest rates on the Notes (the liability of the Company in respect of such agreements with such Lenders being hereinafter referred to as the "Hedging Liability"); and

     WHEREAS, as a condition precedent to extending the credit facilities to the Company under the Credit Agreement, the Lenders have required, among other things, that the Company grant to the Agent a lien on and security interest in certain real and personal properties of the Company as collateral security for such credit facilities and related obligations pursuant to this Agreement and various other instruments and documents (this Agreement and such other instruments and documents being hereinafter referred to as the "Collateral Documents");

     NOW, THEREFORE, for and in consideration of the execution and delivery by the Lenders of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

       Section 1. Grant of Security Interest in the Collateral; Obligations Secured.

     (a) The Company hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the ratable benefit of the Lenders a continuing security interest in and right of set-off against, any and all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired or arising, in and to the following:

           (i) Receivables. Receivables, whether now owned or existing or hereafter created, acquired or arising, and however evidenced or acquired, or in which the Company now has or hereafter acquires any rights (the term "Receivables" means and includes all accounts, accounts receivable, contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, any right of the Company to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Company, and all of the Company's rights to any merchandise or other goods (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing);

          (ii) General Intangibles. All general intangibles, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights, including, without limitation, all patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade styles, trade names, copyrights, copyright registrations, copyright licenses and other licenses and similar intangibles, all customer, client and supplier lists (in whatever form maintained), all rights in leases and other agreements relating to real or personal property, all causes of action and tax refunds of every kind and nature, all privileges, franchises, immunities, licenses, permits and similar intangibles, all rights to receive payments in connection with the termination of any pension plan or employee stock ownership plan or trust established for the benefit of employees of the Company and all other personal property (including things in action) not otherwise covered by this Agreement;

         (iii) Inventory. Inventory, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods which are held for sale or lease or are to be furnished under contracts of service or consumed in the Company's business, all goods which are raw materials, work-in-process, finished goods, materials or supplies of every kind and nature, in each case used or usable in connection with the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods, and any constituents or ingredients thereof, and all goods which are returned or repossessed goods), including, without limitation, Inventory consisting of: sulfur, sulfuric acid and ammonia raw materials, phosphate rock and finished goods;

          (iv) Equipment. Equipment, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights (the term "Equipment" means and includes all equipment, machinery, tools, trade fixtures, furniture, furnishings, office equipment, vehicles [including vehicles subject to a certificate of title law] and all other goods now or hereafter used or usable in connection with the Company's business, together with all parts, accessories and attachments relating to any of the foregoing);

           (v) Contract Rights. Contract Rights, whether now existing or hereafter arising, or in which the Company now has or hereafter acquires any rights (the term "Contract Rights" means and includes, without limitation, all of the Company's right, title and interest in, to and under the Master Finance Lease (as amended from time to time, the "Lease") dated as of November 2, 1993 between Caterpillar Financial Services Corporation, as lessor ("Caterpillar") and the Company, as lessee, the Mining Equipment Sublease Agreement dated as of November 1, 1993 (the "Sublease") between the Company, as lessor, and Rhone-Poulenc Basic Chemicals Co., a division of Rhone-Poulenc, Inc. ("Rhone"), as lessee, the Ore Purchase Agreement (as amended from time to time, the "Rhone-Poulenc Agreement") dated as of June 15, 1993, between the Company and Rhone, and the Loan Agreement dated as of July 28, 1994 (the "Kennecott Agreement") between the Company and Kennecott Utah Copper Corporation, a Delaware corporation (the Lease, Sublease, Kennecott Agreement and Rhone-Poulenc Agreement are hereinafter referred to collectively as the "Pledged Contracts") and any other agreement, including, without limitation, any licensing agreements, to which the Company is a party to or a third party beneficiary thereof as each and any of such agreements may be amended, supplemented or otherwise modified from time to time together with all rights of the Company to receive monies due and to become due under or pursuant to said agreements, all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to said agreements, all claims of the company for damages arising out of or for breach of or default under said agreements, and all rights of the Company to terminate, amend, supplement or modify said agreements to perform thereunder and to compel performance and otherwise exercise all remedies thereunder);

          (vi) Pledged Note. That certain Senior Secured Promissory Note dated November 2, 1993 (such promissory note and any and all notes issued in renewal or extension thereof or substitution or replacement therefor, being hereinafter referred to collectively as the "Pledged Note") of NuTec Mineral & Chemical Company, a Colorado limited partnership ("NuTec") payable to the order of the Company, and any sums due or to become due in respect of the Pledged Note, all rights in and to any and all loan agreements, mortgages, deeds of trust, assignments of leases and/or rents, security agreements, financing statements, guaranties, title and hazard insurance policies and any other instruments and documents of any kind or character now or at any time hereafter securing or relating to the Pledged Note;

         (vii) Pledged Securities. All shares of the capital stock of the issuers listed and described on Schedule C attached hereto and made a part hereof now or hereafter delivered to and deposited with the Agent (those of such shares delivered to and deposited with the Agent on the date hereof being listed on Schedule C attached hereto), all substitutions and additions to such shares, all dividends, distributions and sums distributable or payable from, upon, or in respect of such shares, and all rights or privileges incident to such shares (such shares and all of the foregoing being hereinafter referred to collectively as the "Pledged Securities");

        (viii) Deposits and Property in Possession. All deposit accounts (whether general, specific or otherwise) maintained with the Agent or any of the Lenders and all sums now or hereafter on deposit therein or payable thereon, and any and all other property or interests in property which now is or may from time to time hereafter come into the possession, custody or control of the Agent or any of the Lenders, or any agent or affiliate of any of them, in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise);

          (ix) Records. Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Company to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

           (x) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

          (xi) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral".

     (b) This Agreement is made and given to secure, and shall secure, the payment and performance of (i) any and all indebtedness, obligations and liabilities of the Company under or in connection with or evidenced by (w) the Credit Agreement or (x) the Notes of the Company heretofore or hereafter issued under the Credit Agreement and the obligations of the Company to reimburse Harris Trust and Savings Bank for the amount of all drawings on all Letters of Credit issued for the account of the Company pursuant to the Credit Agreement, and all other obligations of the Company under any and all applications for such Letters of Credit or (y) any of the Collateral Documents or (z) agreements with any one or more of the Lenders with respect to Hedging Liability, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and
(ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent and the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i) and (ii) above being hereinafter referred to as the "Secured Obligations").

       Section 2. Terms defined in Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

       Section 3. Covenants, Agreements, Representations and Warranties. The Company hereby covenants and agrees with, and represents and warrants to, the Agent and the Lenders that:
           (a)   The Company's Federal tax identification number is 82-0415557.

           (b) The Collateral is and will remain in the Company's possession or control at the locations listed under Item 1 on Schedule A attached hereto (collectively, the "Permitted Collateral Locations"), except for Collateral which in the ordinary course of the Company's business is in transit between the Permitted Collateral Locations. If for any reason Collateral is at any time kept or located at locations other than the Permitted Collateral Locations, the Agent shall nevertheless have and retain a security interest therein. The Company owns and will at all times own all Permitted Collateral Locations, except to the extent otherwise indicated on Schedule A. The Company's chief executive office and principal place of business is at, and the Company keeps and shall keep all of its books and records relating to Receivables only at, Suite 1320, 8400 East Prentice Avenue, Englewood, Colorado 80111, and 3010 Conda Road, Soda Springs, Idaho 83276; and the Company has no other executive offices or places of business other than those listed under Item 2 on Schedule A. The Company will not maintain an executive office or place of business at a location other than those specified pursuant to the immediately preceding sentence without first providing the Agent thirty (30) days' prior written notice of the Company's intent to do so; provided, however, that the Company will at all times maintain its chief executive office in the contiguous continental United States of America.

           (c) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Agent therein and as otherwise permitted by Section 7.16 of the Credit Agreement. The Company will warrant and defend the Collateral against any claims and demands of all persons or entities at any time claiming the same or any interest in the Collateral adverse to the Agent or any Lender.

           (d) The Company will promptly pay when due all taxes, assessments and governmental charges and levies upon or against the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any Collateral and preclude interference with the operation of the Company's business in the ordinary course and the Company shall have established adequate reserves therefor.

           (e) The Company will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. The Company will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement.

           (f) This Agreement constitutes an assignment of rights only and not an assignment of any duties, responsibilities or obligations under any of the collateral. The Company will perform its duties and obligations under the Pledged Contracts, the NuTec Loan Documents (as hereinafter defined) and any other any contract or agreement constituting part of the Collateral, it being understood and agreed that the Agent and the Lenders have no responsibility to perform such duties and obligations.

           (g) Subject to Sections 4(b), 5(a), 6(b) and 6(c) hereof, the Company will not, without the Agent's prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein.

           (h) The Company will insure the Collateral which is insurable against such risks and hazards as other companies similarly situated typically insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent may specify, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent and the Lenders as additional insureds therein) by insurers acceptable to the Agent. Notwithstanding anything in the foregoing to the contrary, the Company may self insure through deductibles or otherwise with respect to each type of insurance required hereunder; provided, however, that such self insurance does not exceed $500,000 per occurrence. Also notwithstanding anything in the foregoing to the contrary, any insurance maintained with respect to Collateral subject to any and all real estate mortgages constituting Collateral Documents (collectively, the "Mortgages") in compliance with the provisions of the Mortgages shall be deemed to comply with the foregoing. All premiums on such insurance shall be paid by the Company and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the Company, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the Company and the Agent of written notice thereof, and shall be satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the Company shall promptly give written notice thereof to the Agent and the Lenders generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the Company, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Company's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent (i) such Collateral, prior to its loss, damage or destruction, had become uneconomical, obsolete or worn out or
     (ii) such Collateral is not necessary for or of importance to the proper conduct of the Company's business in the ordinary course and such Collateral and all other Collateral lost, damaged or destroyed during the immediately preceding twelve (12) calendar months had an aggregate fair market value, prior to its loss, damage or destruction, of less than $100,000. In the event the Company shall receive any proceeds of such insurance, the Company will immediately pay over such proceeds to the Agent. The Company hereby authorizes the Agent, at the Agent's option, to adjust, compromise and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default or event which, with the lapse of time, giving of notice, or both, would constitute an Event of Default (a "Default"), and the Company does hereby irrevocably constitute the Agent, its officers, agents and attorneys, as the Company's attorneys-in-fact, with full power and authority to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise and/or settlement of any losses under any insurance shall be made by the Company subject to final approval of the Agent (regardless of whether or not a Default or an Event of Default shall have occurred) in the case of losses exceeding $100,000. Net insurance proceeds received by the Agent under the provisions hereof or under any policy or policies of insurance covering the Collateral or any part thereof shall be applied to the reduction of the Secured Obligations (whether or not then due); provided, however, that the Agent agrees to release such insurance proceeds to the Company for replacement or restoration of the portion of the Collateral lost, damaged or destroyed required by this Agreement to be so replaced or restored if, but only if,
     (i) at the time of release no Default or Event of Default exists hereunder,
     (ii) written application for such release is received from the Company within thirty (30) days of receipt of such proceeds and (iii) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. Notwithstanding anything herein to the contrary, if the event giving rise to any loss, damage or destruction of the Collateral results in the payment of insurance proceeds under insurance policies maintained on the property subject to the Mortgages, the provisions of the Mortgages shall govern and control the release of insurance proceeds hereunder. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

           (i) The Company will at all times allow the Agent, any Lender and their respective representatives free access to and right of inspection of the Collateral.

           (j) If any Collateral is in the possession or control of any of the Company's agents or processors and the Agent so requests, the Company agrees to notify such agents or processors in writing of the Agent's security interest therein and instruct them to hold all such Collateral for the Agent's account and subject to the Agent's instructions. The Company will, upon request of the Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Agent, any Lender and their respective representatives to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Agent, any Lender or their respective representatives may seek to verify. As to any premises not owned by the Company wherein any of the Collateral is located, if any, the Company shall, unless the Agent requests otherwise, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the Collateral, allowing the removal of such Collateral by the Agent or by the Lenders and otherwise in form and substance acceptable to the Agent.

           (k) The Company agrees from time to time to deliver to the Agent and any Lender such evidence of the existence, identity and location of the Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by the Company, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered, together with the Company's warranty of the genuineness thereof, and reports stating the book value of Inventory and Equipment by major category and location), in each case as the Agent or such Lender may request. The Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent or the Lenders consider appropriate (including, without limitation, the verification of Collateral by use of a fictitious name), and the Company agrees to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith. The Company will promptly notify the Agent and each Lender of any Collateral which the Company has determined to have been rendered obsolete stating the prior book value of such Collateral, its type and location.

           (l) The Company will comply with the terms and conditions of any and all leases, easements, right-of-way agreements and other agreements binding upon the Company or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

           (m) The Company has not invoiced Receivables or Contract Rights or otherwise transacted business, and does not invoice Receivables or Contract Rights or otherwise transact business, under any trade names other than the Company's name set forth in the introductory paragraph of this Agreement. The Company will not change its name or transact business under any other trade name, in each case without first giving the Agent thirty (30) days' prior written notice of its intent to do so.

           (n) The Company agrees to execute and deliver to the Agent such further agreements and assignments or other instruments and documents and to do all such other things as the Agent may deem necessary or appropriate to assure the Agent its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments and documents as the Agent may from time to time require in order to comply with the Uniform Commercial Code as enacted in the State of Illinois and any successor statute(s) thereto (the "Code"). The Company hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to the Company wherever the Agent in its sole discretion desires to file the same. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Company agrees to execute and deliver all such instruments and documents and to do all such other things as the Agent in its sole discretion deems necessary or appropriate to preserve, protect and enforce the security interest of the Agent under the law of such other jurisdiction. The Company agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

           (o) On failure of the Company to perform any of the covenants and agreements herein contained, the Agent may at its option perform the same and in so doing may expend such sums as the Agent may deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Company immediately without notice or demand, shall constitute additional Secured Obligations hereunder and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 365/366-day year for the actual number of days elapsed) determined by adding 2% to the rate per annum from time to time announced by Harris Trust and Savings Bank as its prime commercial rate with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be effective on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Agent on behalf of the Company, and no such advancement or expenditure therefor, shall relieve the Company of any default under the terms of this Agreement or in any way obligate the Agent or any Lender to take any further or future action with respect thereto. The Agent in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent in performing any act hereunder shall be the sole judge of whether the Company is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any depository or other account of the Company maintained with the Agent for the amount of such sums and amounts so expended.

       Section 4.  Special Provisions Re: Receivables and Contract Rights.

     (a) As of the time any Receivable or Contract Right becomes subject to the security interest provided for hereby and at all times thereafter, the Company shall be deemed to have warranted as to each and all of such Receivables and Contract Rights that all warranties of the Company set forth in this Agreement are true and correct with respect to each such Receivable and Contract Right; that each Receivable and Contract Right and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable and Contract Right is valid and subsisting and, if such Receivable or Contract Right is an account, arises out of a bona fide sale of goods sold and delivered by the Company to, or in the process of being delivered to, or out of and for services theretofore actually rendered by the Company to, the account debtor named therein; that no such Receivable or Contract Right is evidenced by any instrument or chattel paper unless such instrument or chattel paper has theretofore been endorsed by the Company and delivered to the Agent (except to the extent the Agent specifically requests the Company not to do so with respect to any such instrument or chattel paper); that no surety bond was required or given in connection with such Receivable or Contract Right (except for standby letters of credit issued for the account of the Company in connection with Contract Rights arising pursuant to the Rhone-Poulenc Agreement and the Lease) or the contracts or purchase orders out of which the same arose; and that if said Receivable is scheduled, listed or referred to on any certificate evidencing the Borrowing Base or is otherwise a Receivable which the Company wants the Lenders to consider as an Eligible Receivable, that said Receivable qualifies as an Eligible Receivable. Without limiting the foregoing, if any Receivable which the Company desires to qualify as an Eligible Receivable arises out of a contract with the United States of America or any of its departments, agencies or instrumentalities, the Company agrees to notify the Agent and execute whatever instruments and documents are required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute).

        (b) Unless and until an Event of Default hereunder occurs, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by the Company in the ordinary course of its business as presently conducted in accordance with Section 6(b) hereof; upon the occurrence and during the continuation of any Event of Default hereunder, such merchandise and other goods shall be set aside at the request of the Agent and held by the Company as trustee for the Agent and the Lenders and shall remain part of the Collateral. Unless and until an Event of Default hereunder occurs, the Company may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the Company in good faith considers advisable. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, the Company shall notify the Agent promptly of all returns and recoveries and, on the Agent's request, deliver any such merchandise or other goods to the Agent. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, the Company shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent or the Lenders hereunder, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by the Company without the Agent's consent. The Agent may, at all times upon the occurrence and during the continuation of any Event of Default hereunder, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

       Section 5.  Collection of Receivables and Contract Rights.

     (a) Except as otherwise provided in this Agreement, the Company shall make collection of all Receivables and Contract Rights and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

     (b) During the existence of any Default or Event of Default hereunder and whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, in the event the Agent requests the Company to do so:
           (i) all instruments and chattel paper at any time constituting part of the Receivables and Contract Rights (including any postdated checks) shall, upon receipt by the Company, be immediately endorsed to and deposited with Agent; and/or

          (ii) the Company shall instruct all customers and account debtors to remit all payments in respect of Receivables and Contract Rights to a lockbox or lockboxes under the sole custody and control of Agent and which are maintained at post offices selected by the Agent.

     (c) During the existence of any Default or Event of Default hereunder and whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, the Agent or its designee may notify the Company's customers and account debtors at any time that Receivables and Contract Rights have been assigned to the Agent or of the Agent's security interest therein, and either in its own name, or the Company's name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 5(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables and Contract Rights, and in the Agent's discretion file any claim or take any other action or proceeding which the Agent may deem necessary or appropriate to protect and realize upon the security interest of the Agent in the Receivables and Contract Rights.

     (d) Any proceeds of Receivables, Contract Rights or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 5(b) or 5(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the "Depositary Banks" and individually a "Depositary Bank"), and the Company acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent's convenience and that the Company does not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may apply all or any part of any proceeds of Receivables, Contract Rights or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the Agent may from time to time in its discretion determine, but not less often than once each week. The Agent need not apply or give credit for any item included in proceeds of Receivables, Contract Rights or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any depository account of the Company maintained with the Agent, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables, Contract Rights or other Collateral to any remittance account, the Company shall furnish the Agent with a report in such form as Agent shall require identifying the particular Receivable, Contract Rights or such other Collateral from which the same arises or relates. The Company hereby indemnifies the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and attorneys' fees suffered or incurred by the Agent or any Lender because of the maintenance of the foregoing arrangements; provided, however, that the Company shall not be required to indemnify the Agent or any Lender for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified. The Agent and the Lenders shall have no liability or responsibility to the Company for the Agent or any other Depositary Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

       Section 6.   Special Provisions Re: Inventory and Equipment.

     (a) The Company will at its own cost and expense maintain, keep and preserve the Inventory in good and merchantable condition and keep and preserve the Equipment in good repair, working order and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements and additions to the Equipment so that the efficiency thereof shall be fully preserved and maintained.

     (b) The Company may, until otherwise notified by the Agent, use, consume and sell the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by the Company.

     (c) The Company may, subject to the terms of the Credit Agreement and until otherwise notified by the Agent, sell (X) obsolete, worn out or unusable Equipment which is concurrently replaced with similar Equipment at least equal in quality and condition to that sold and owned by the Company free of any lien, charge or encumbrance other than the security interest granted hereby and (y) Equipment which this Agreement would not require the Company to repair or replace if the same were lost, damaged or destroyed.

     (d) As of the time any Inventory or Equipment becomes subject to the security interest provided for hereby and at all times thereafter, the Company shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of the Company set forth in this Agreement are true and correct with respect to such Inventory and Equipment; that all of such Inventory and Equipment is located at a location set forth pursuant to Section 3(b) hereof; and if such Inventory is scheduled, listed or referred to in any certificate evidencing the Borrowing Base or is Inventory which the Company wants the Lenders to consider as Eligible Inventory, such Inventory qualifies as Eligible Inventory. The Company warrants and agrees that no Inventory is or will be consigned to any other person or entity without the Agent's prior written consent.

     (e) Upon the Agent's request, the Company shall at its own cost and expense cause the lien of the Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.

     (f) Except for Equipment from time to time located on the real estate described on Schedule B attached hereto and as otherwise disclosed to the Lenders in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

     (g) If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the Company to the Agent.

       Section 7.  Special Provisions Re: Pledged Note and Pledged Contracts.

     (a) The Company has endorsed the Pledged Note in blank and delivered the same to the Agent in a form sufficient to transfer title thereto. The Company shall also duly execute and deliver such other instruments of transfer or assignments in blank as to any other Collateral granted pursuant hereto, all in form and substance satisfactory to the Agent and in each case sufficient to transfer title thereto. The Agent may at any time endorse the Pledged Note in blank or to the order of the Agent or its nominee.

     (b) The Company has delivered the only executed original of the Pledged Note to the Agent and the same has not been amended or modified in any respect (except for amendments and modifications reflected in written instruments, copies of which are concurrently herewith being delivered to the Agent). There is not and will not at any time hereafter be any defense, set-off or counterclaim to the obligations of NuTec to pay the principal of and interest on the Pledged Note as and when the same become due and payable.

     (c) The Company has delivered to the Agent true and correct copies of all instruments and documents securing the Pledged Note or setting forth terms and conditions applicable thereto, including without limitation all such listed on Schedule D hereto (collectively the "NuTec Loan Documents") and the same have not been amended or modified in any respect (except for amendments and modifications reflected in written instruments, copies of which are concurrently herewith being delivered to the Agent).

     (d) The Company and NuTec each is in full compliance with its respective obligations under the Pledged Note and the NuTec Loan Documents, no default having occurred or existing thereunder.

     (e) The Company will not amend, modify or waive any covenant or agreement under the Pledged Note or any of the NuTec Loan Documents, and will not amend, modify or waive any material covenant or agreement under any of the Pledged Contracts, except in each case with the prior written consent of the Agent. The Company agrees that it will not release any collateral or guarantors for the Pledged Note, the NuTec Loan Documents or any of the Pledged Contracts or otherwise take any action which would impair the value or collectability of all or any part thereof. The Company further agrees to promptly deliver to the Agent copies of all material statements, reports and other information and data submitted by, Caterpillar, Rhone or any other party at any time a party to or obligor with respect to the Pledged Note, the NuTec Loan Documents or the Pledged Contracts (individually an "Obligor" and collectively the "Obligors") to the Company and, at the Agent's request, copies of all other statements, reports and other information and data submitted by any Obligor to the Company.

     (f) The Company hereby authorizes and directs each Obligor upon receipt of notice from the Agent that it has made demand for payment of all or any part of the Secured Obligations, to make all distributions or payments now due or hereafter to become due to the Company in respect of the Collateral directly to the Agent, and the Company agrees that such payments or distributions to the Agent as aforesaid shall be a good receipt and acquittance to the Company to the extent so made. All distributions or payments constituting part of, and all proceeds in respect of, the Collateral at any time received by the Agent may be applied by the Agent to the satisfaction of the Secured Obligations (in whatever order the Agent elects) whether or not the same may then be due or otherwise adequately secured and, if not so applied by the Agent, may be held by the Agent as part of the Collateral pledged under and subject to the terms of this Agreement.

       Section 8.  Special Provisions Re: Pledged Securities.

     (a) Unless and until an Event of Default hereunder has occurred and is continuing:

           (i) The Company shall be entitled to exercise all voting and/or consensual powers pertaining to the Pledged Securities or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other document evidencing or otherwise relating to any Secured Obligations.

          (ii) The Company shall be entitled to receive and retain all dividends which are paid in cash out of earned surplus of the issuer of the Pledged Securities but only to the extent such issuer is not prohibited from paying such dividends by the Credit Agreement ("Permitted Dividends"); but except for such Permitted Dividends, all dividends paid upon or in respect of the Pledged Securities and all stock or property representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Pledged Securities or any part thereof or resulting from a split-up, revision or reclassification of the Pledged Securities or any part thereof or received in addition to, in substitution of or in exchange for the Pledged Securities or any part thereof as a result of a merger, consolidation or otherwise, shall be paid, delivered or transferred, as appropriate, directly to the Agent immediately upon the receipt thereof by the Company and shall, in the case of cash, be applied by the Agent to the satisfaction of the Secured Obligations (in whatever order the Banks elect) whether or not the same may then be due or otherwise adequately secured and shall, in the case of all other property, together with any cash received by the Agent and not applied as aforesaid, be held by the Agent pursuant hereto as part of the Pledged Securities as additional Pledged Securities pledged under and subject to the terms of this Agreement.

          (iii) In order to permit the Company to exercise such voting and/or consensual powers which it is entitled to exercise under clause (i) above and to receive such distributions which the Company is entitled to receive and retain under clause (ii) above, the Agent shall, if necessary, upon the written request of the Company, from time to time execute and deliver to the Company appropriate proxies and dividend orders.

           (iv) In order to permit the Agent to receive all cash and other property to which it may be entitled under clause (ii) above, the Company shall, if necessary, upon the written request of the Agent, from time to time execute and deliver to the Agent appropriate dividend orders.

     (b) The certificates for all shares of stock now or at any time constituting the Pledged Securities shall be delivered to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Agent may at any time cause to be transferred into its name or the name of its nominee or nominees any and all of the Pledged Securities hereunder. The Agent shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.

     (c) The Pledged Securities have been validly issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of the issuers of the Pledged Securities to issue, and no options, warrants or other rights of any individual or entity to acquire, any share of any class or series of capital stock of such issuers. The Pledged Securities listed and described on Schedule C attached hereto constitute all of the issued and outstanding capital stock of every series and class of each issuer thereof. The Pledgor further agrees that in the event any such issuer shall issue any additional capital stock of any series or class, the Pledgor will forthwith pledge and deposit hereunder or cause to be pledged and deposited hereunder, all such additional shares of such capital stock.

       Section 9. Power of Attorney. In addition to any other powers of attorney contained herein, the Company hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as the Company's attorney in fact, with full power upon the occurrence and during the continuation of an Event of Default hereunder to sign the Company's name on verifications of accounts, to send requests for verification of Receivables and Contract Rights to the Company's customers and account debtors, to endorse the Company's name on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Agent's possession, to sign the Company's name on any invoice or bill of lading relating to any Receivables or Contract Rights, on claims to enforce collection of any Receivable or Contract Rights, on notices to and drafts against customers and account debtors, on schedules and assignments of Receivables or Contract Rights, on notices of assignment and on public records, and to do all things necessary to carry out this Agreement and after an Event of Default has occurred hereunder and while continuing, to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Company. The Company hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company have terminated. The Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants the Agent a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company have terminated.

       Section 10.   Defaults and Remedies.

       (a) The occurrence of any event or the existence of any condition which is specified as an "Event of Default" under the Credit Agreement shall constitute an "Event of Default" hereunder.

       (b) Upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Agent may, without demand and without advertisement, notice, hearing or process of law, all of which the Company hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. In the exercise of any such remedies, the Agent may sell all the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. The Agent is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Pledged Securities. In addition to all other sums due the Agent or any Lender hereunder, the Company shall pay the Agent and any Lender all costs and expenses incurred by the Agent or such Lender, including attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Agent, such Lender or the Company concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy

Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with Section 14(b) hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided however, no notification need be given to the Company if the Company has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Agent or any Lender may be the purchaser at any such sale. The Company hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. In the event any of the Collateral shall constitute restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

     (c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Company's premises (the Company hereby agreeing to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire. Upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right to exercise any and all rights with respect to deposit accounts of the Company maintained with the Agent or any Lender, including, without limitation, the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account. Upon the occurrence and during the continuation of any Event of Default hereunder, the Company shall, upon the Agent's demand, assemble the Collateral and make it available to the Agent at a place designated by the Agent. If the Agent exercises its right to take possession of the Collateral, the Company shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

     (d) Without in any way limiting the foregoing, the Company hereby grants to the Agent and the Lenders a royalty-free irrevocable license and right to use all of the Company's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Lenders on all or any part of the Collateral. The license and right granted the Agent and the Lenders hereby shall be without any royalty or fee or charge whatsoever.

     (e) Without in any way limiting the foregoing, upon the occurrence of any Event of Default hereunder, all rights of the Company to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 8(a) hereof and/or to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 8(b) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Pledged Securities and/or to receive and retain the distributions which the Company would otherwise have been authorized to retain pursuant to Section 8(b) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to any shares of the Pledged Securities and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine.

     (f) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Company and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Agent, nor any Lender, nor any party acting as attorney for the Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have. For purposes of this Agreement, a Default or Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Lenders or the Required Banks, as the case may be, in accordance with the Credit Agreement or, in the case of a Default, the same is cured by the Company within any applicable cure period.

       Section 11. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent after the occurrence and during the continuation of any Event of Default hereunder shall, when received by the Agent in cash or its equivalent, be applied by the Agent as provided in Section 3.8 of the Credit Agreement.

     The Company shall remain liable to the Agent and the Lenders for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

       Section 12. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company under the Credit Agreement have terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Company, forthwith release its security interest hereunder.

       Section 13. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in Section 10 of the Credit Agreement, all of which provisions of said Section 10 are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Lenders concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.

       Section 14.  Miscellaneous.

     (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent, the Lenders and their successors and assigns; provided, however, that the Company may not assign its rights or delegate its duties hereunder without the Agent's prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of Section 12.14 of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of the Credit Agreement. The Company hereby releases the Agent from any liability for any act or omission relating to the Collateral or this Agreement, except for the Agent's gross negligence or willful misconduct.

     (b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 12.9 of the Credit Agreement.

     (c) No Lender shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure against any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Lenders shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided for the ratable benefit of the Lenders.

     (d) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

     (e) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

     (f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered in Denver, Colorado as of the date first above written.

                                        NU-WEST INDUSTRIES, INC.

                                        B

                                           y


                                        It

                                           s


     Accepted and agreed to in Chicago, Illinois as of the date first above written.
                                        HARRIS TRUST AND SAVINGS BANK,

                                          as Agent as aforesaid for the Lenders

                                        B

                                           y


                                        Its Vice President

                                  SCHEDULE A

                                   LOCATIONS

Item 1. Permitted Collateral Locations (including Company's chief financial office and principal place of business):

                  ADDRESS                               OWNER OF PREMISES


Suite 1320

8400 East Prentice Avenue

Englewood, Colorado  80111


3010 Conda Road

Soda Springs, Idaho  83276



Item 2.    Additional Places of Business:

1.     P.O. Box 310

       One Highway 10, Seltice Way                             CENEX/Land O' Lakes

       Post Falls, Idaho  83854


2.     R.R. #3 Box 807

       Pullman Highway

       Pullman, Washington  99163                              The McGregor Co.


3.     909 West 8th Street

       Burley, Idaho  83318                                    Pacifex Fertilizer


4.     1701 NW Main Street

       Blackfoot, Idaho                                        Pacifex Fertilizer


5.     89 East Main Street

       Aebel, California                                       Crop Production Services


6.     Wooley Valley Mine

       Caribou County, Idaho                                   Rhone-Poulenc Basic Chemicals Co.

                     [THIS PAGE LEFT BLANK INTENTIONALLY]

                                  SCHEDULE B

                        REAL ESTATE LEGAL DESCRIPTIONS

                    SEE LEGAL DESCRIPTIONS IN THE MORTGAGES

                                  SCHEDULE C

                            THE PLEDGED SECURITIES

              Issuer           Type of Stock       Certificate No.         No. of Shares


1.    Nu-West Minerals, Inc.       Common                 1                          100



2.    Nu-West Mining, Inc.         Common             1, 5 and 6                  16,103

                                  SCHEDULE D

                              SECURITY AGREEMENTS

1. Senior Subordinated Promissory Note dated November 2, 1993, made by NuTec to the order of the Company in the amount of $3,393,500.

2. Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of November 2, 1993, by NuTec, as mortgagor, in favor of the Company, as mortgagee, relating to premises in Custer County, South Dakota.

3. Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of November 2, 1993 by NuTec, as mortgagor, to the Company, as mortgagee, relating to premises in Caribou County, Idaho.

4. Subordination Agreement dated as of November 1, 1993 by NuTec, relating to that certain Ground Lease dated January 1, 1991 between the Company, as lessor and NuTec as lessee.

5. General Security Agreement dated as of November 2, 1993 by NuTec, as pledgor, in favor of the Company, as pledgee.

6. Collateral Assignment and Consent dated as of November 2, 1993 by and among the Company, NuTec and Maillinckrodt Specialty Chemicals Company relating to that certain License Agreement dated September 29, 1990 from IMCERA Group, Inc. to Mineral Technology Corporation.

7. UCC-1 Financing Statement - Idaho Secretary of State, NuTec, as debtor, the company, as secured party and Banque Indosuez, New York Branch ("Indosuez"), as collateral agent and assignee of secured party.

8. UCC-1 Financing Statement - Caribou County, Idaho, NuTec, as debtor, the Company, as secured party and Indosuez, as collateral agent and assignee of secured party.

9.   UCC-1 Financing Statement - Custer County Recorder, South Dakota,
     NuTec, as debtor, the Company, as secured party and Indosuez, as collateral agent and assignee of secured party.

10. UCC-1 Financing Statement - Pennington County Recorder, South Dakota, NuTec, as debtor, the Company, as secured party and Indosuez, as collateral agent and assignee of secured party.

11. UCC-1 Financing Statement - South Dakota Secretary of State, NuTec, as debtor, the Company, as secured party and Indosuez, as collateral agent and assignee of secured party.

12. UCC-1 Financing Statement - Colorado Secretary of State, NuTec, as debtor, the Company, as secured party and Indosuez, as collateral agent and assignee of secured party.